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                                  $800,000,000
                                CREDIT AGREEMENT



                                  by and among



                             WALTER INDUSTRIES, INC.
                                  as Borrower,


                       NATIONSBANK, NATIONAL ASSOCIATION,
                     as Administrative Agent, Documentation
                           Agent and Syndication Agent

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME



                                October 15, 1997


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

                                TABLE OF CONTENTS

                                    ARTICLE I

                              Definitions and Terms

1.1.  Definitions............................................................3
1.2.  Rules of Interpretation...............................................32
1.3.  Accounting Principles.................................................33

                                   ARTICLE II

                                  The Term Loan

2.1.  Term Loan.............................................................34
2.2.  Term Loan Advance.....................................................34
2.3.  Payment of Principal..................................................34
2.4.  Payment of Interest...................................................35
2.5.  Manner of Payment.....................................................35
2.6.  Optional Prepayments..................................................36
2.7.  Mandatory Prepayments.................................................36
2.8.  Term Notes............................................................37
2.9.  Use of Proceeds.......................................................37
2.10. Interest Periods......................................................37
2.11. Conversions and Elections of Subsequent Interest Periods..............37
2.12. Non-Conforming Payments...............................................38
2.13. Pro Rata Payments.....................................................38

                                   ARTICLE III

                          The Revolving Credit Facility

3.1.  Revolving Loans.......................................................40
3.2.  Payment of Interest...................................................42
3.3.  Payment of Principal..................................................43
3.4.  Non-Conforming Payments...............................................43
3.5.  Revolving Notes.......................................................44
3.6.  Pro Rata Payments.....................................................44
3.7.  Reductions............................................................44
3.8.  Conversions and Elections of Subsequent Interest Periods..............44
3.9.  Increase and Decrease in Amounts......................................45
3.10. Unused Fee............................................................45
3.11. Deficiency Advances...................................................45
3.12. Use of Proceeds.......................................................46


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3.13. Swing Line............................................................46

                                   ARTICLE IV

                                Letters of Credit

4.1.  Letters of Credit.....................................................48
4.2.  Reimbursement.........................................................49
4.3.  Letter of Credit Facility Fees........................................53
4.4.  Administrative and Other Fees.........................................53

                                    ARTICLE V

                                    Security

5.1.  Security..............................................................54
5.2.  Further Assurances....................................................54

                                   ARTICLE VI

                         Yield Protection and Illegality

6.1.  Additional Costs......................................................55
6.2.  Suspension of Loans...................................................56
6.3.  Illegality............................................................57
6.4.  Compensation..........................................................57
6.5.  Alternate Loan and Lender.............................................58
6.6.  Taxes.................................................................58
6.7.  Replacement Banks.....................................................59

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

7.1.  Conditions of Term Loans and Initial Advance..........................61
7.2.  Conditions of Revolving Loans and Letters of Credit...................63

                                  ARTICLE VIII

                         Representations and Warranties

8.1.  Organization and Authority............................................65
8.2.  Loan Documents........................................................65
8.3.  Solvency..............................................................66
8.4.  Subsidiaries and Stockholders.........................................66
8.5.  Investments...........................................................66
8.6.  Financial Condition...................................................67
8.7.  Title to Properties...................................................67
8.8.  Taxes.................................................................67
8.9.  Other Agreements......................................................68
8.10. Litigation............................................................68
8.11. Margin Stock..........................................................68
8.12. Investment Company....................................................68
8.13. Patents, Etc..........................................................69
8.14. No Untrue Statement...................................................69
8.15. No Consents, Etc......................................................69
8.16. Employee Benefit Plans................................................69
8.17. No Default............................................................70
8.18. Hazardous Materials...................................................71
8.19. Employment Matters....................................................71
8.20. RICO..................................................................72
8.21. Related Acquisition...................................................72
8.22. Representations and Warranties from the Related Acquisition
        Transaction Documents...............................................72

                                   ARTICLE IX

                              Affirmative Covenants

9.1.  Financial Reports, Etc................................................73
9.2.  Maintain Properties...................................................75
9.3.  Existence, Qualification, Etc.........................................75
9.4.  Regulations and Taxes.................................................75
9.5.  Insurance.............................................................75
9.6.  True Books............................................................76
9.7.  Right of Inspection...................................................76
9.8.  Observe all Laws......................................................76
9.9.  Governmental Licenses.................................................76
9.10. Covenants Extending to Other Persons..................................76
9.11. Officer's Knowledge of Default........................................76
9.12. Suits or Other Proceedings............................................76


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

9.13. Notice of Discharge of Hazardous Material or Environmental Complaint..77
9.14. Environmental Compliance..............................................77
9.15. Indemnification.......................................................77
9.16. Further Assurances....................................................78
9.17. Employee Benefit Plans................................................78
9.18. Continued Operations..................................................79
9.19. New Domestic Subsidiaries and Material Foreign Subsidiaries...........79
9.20. Mortgage Warehousing Facility.........................................80
9.21. Transactions with Affiliates..........................................80
9.22. Permitted Receivables Securitization..................................81

                                    ARTICLE X

                               Negative Covenants

10.1.  Financial Covenants..................................................82
10.2.  Acquisitions.........................................................82
10.3.  Liens................................................................83
10.4.  Indebtedness.........................................................85
10.5.  Transfer of Assets...................................................87
10.6.  Investments..........................................................88
10.7.  Merger or Consolidation..............................................89
10.8.  Restricted Payments..................................................89
10.9.  Compliance with ERISA................................................90
10.10. Fiscal Year..........................................................91
10.11. Negative Pledge Clauses..............................................91
10.12. Prepayments, Etc. of Indebtedness....................................91
10.13. Creation of New Subsidiaries.........................................92
10.14. Mid-State Rights in Mortgage Accounts................................92
10.15. Sale of Mid-State....................................................92
10.16. Sales of Mortgage Accounts to Mid-State..............................92

                                   ARTICLE XI

                       Events of Default and Acceleration

11.1.  Events of Default....................................................93
11.2.  Agent to Act.........................................................96
11.3.  Cumulative Rights....................................................96
11.4.  No Waiver............................................................96
11.5.  Allocation of Proceeds...............................................96


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

                                   ARTICLE XII

                                    The Agent

12.1.  Appointment..........................................................98
12.2.  Attorneys-in-fact....................................................98
12.3.  Limitation on Liability..............................................98
12.4.  Reliance.............................................................98
12.5.  Notice of Default....................................................99
12.6.  No Representations...................................................99
12.7.  Indemnification......................................................99
12.8.  Lender..............................................................100
12.9.  Resignation.........................................................100
12.10. Sharing of Payments, etc............................................101
12.11. Fees................................................................101

                                  ARTICLE XIII

                                  Miscellaneous

13.1.  Assignments and Participations......................................102
13.2.  Notices.............................................................104
13.3.  Setoff..............................................................105
13.4.  Survival............................................................105
13.5.  Expenses............................................................106
13.6.  Amendments..........................................................106
13.7.  Counterparts........................................................108
13.8.  Termination.........................................................108
13.9.  Indemnification; Limitation of Liability............................108
13.10. Severability........................................................109
13.11. Entire Agreement....................................................109
13.12. Agreement Controls..................................................109
13.13. Usury Savings Clause................................................109
13.14. Governing Law; Waiver of Jury Trial.................................110

EXHIBIT A     Applicable Commitment Percentages............................A-1
EXHIBIT B-1   Form of Assignment and Acceptance..........................B-1-1
EXHIBIT B-2   Form of Assignment and Acceptance..........................B-2-1
EXHIBIT C     Notice of Appointment (or Revocation) of Authorized
                Representative ............................................C-1
EXHIBIT D-1   Form of Borrowing Notice...................................D-1-1
EXHIBIT D-2   Form of Borrowing Notice--Swing Line Loans.................D-2-1
EXHIBIT E     Form of Interest Rate Selection Notice.......................E-1
EXHIBIT F-1   Form of Revolving Note.......................................F-1
EXHIBIT F-2   Form of Term Note..........................................F-2-1


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

EXHIBIT G     Form(s) of Opinion(s) of Counsel to Credit Parties...........G-1
EXHIBIT H     Compliance Certificate.......................................H-1
EXHIBIT I     Form of Facility Guaranty for Subsidiaries...................I-1

Schedule 1.1A   Existing Letters of Credit
Schedule 1.1B   Employee Stock Purchase Plan
Schedule 1.1C   Excluded Subsidiaries
Schedule 8.4    Subsidiaries and Intercompany Advances
Schedule 8.5    Investments in Other Persons
Schedule 8.6    Indebtedness
Schedule 8.8    Tax Matters
Schedule 8.10   Disclosed Litigation
Schedule 8.16A  Employee Benefit Plans Funding Matters
Schedule 8.16B  Employee Benefit Plans
Schedule 8.18A  Environmental Matters
Schedule 8.18B  Environmental Listings on NPL and CERCLIS
Schedule 8.19   Collective Bargaining Agreements
Schedule 9.5    Insurance
Schedule 10.3   Liens

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of October 15, 1997 (the "Agreement"), is made by and among WALTER INDUSTRIES, INC., a Delaware corporation having its principal place of business in Tampa, Hillsborough County, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent, documentation agent and syndication agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.9, the "Administrative Agent" or the "Agent");

                              W I T N E S S E T H:

      WHEREAS, the Borrower, NationsBank, National Association, as agent and certain lenders (the "Existing Lenders") have entered into a Credit Agreement dated January 22, 1996 (the "Existing Agreement") pursuant to which the Existing Lenders have made available to the Borrower a term loan facility of $185,000,000 and a revolving credit facility of up to $365,000,000 and issued letters of credit for the benefit of the Borrower; and

      WHEREAS, the Borrower has entered into a Stock Purchase Agreement dated September 19, 1997 to purchase all outstanding stock of Applied Industrial Materials Corporation, AIMCOR Enterprises International, Inc., AIMCOR (Germany) Limited Partnership and AIMCOR (Luxembourg) Limited Partnership (collectively, the "AIMCOR Group") and has requested that the amount of the term loan facility be increased to $450,000,00 and that the revolving credit facility be reduced to $350,000,000 and that this Agreement be entered into in replacement of the Existing Agreement; and

      WHEREAS, the Lenders are willing to make available to the Borrower a revolving credit facility of up to $350,000,000, including a sublimit for issuance of standby letters of credit in an amount of up to $75,000,000 and a swing line facility in an amount of up to $25,000,000, the proceeds of which are to be used (i) to acquire the AIMCOR Group, (ii) repay the indebtedness arising under the Existing Agreement, (iii) for working capital needs and (iv) for general corporate purposes, including the making of acquisitions permitted hereunder; and

      WHEREAS, the Lenders are willing to make such term loan facility and revolving credit facility available to the Borrower upon the terms and conditions set forth herein;

      NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

      1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

            "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or
      (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a business unit of or a line or lines of business conducted by such Person; provided that the term "Acquisition" shall not include Investments by Mid-State in one or more special purpose Subsidiaries in connection with the issuance by such Subsidiaries of securities described in Section 10.4(d)(iii).

            "Advance" means any of (i) the borrowing under the Term Loan Facility or (ii) a borrowing under the Revolving Credit Facility consisting, in any case, of a Base Rate Loan or a Eurodollar Rate Loan.

            "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

            "AIMCOR" means Applied Industrial Materials Corporation, a corporation organized under the laws of Delaware.

            "Alternative Currency" means, with the prior written consent of the Agent, any lawful currency other than Dollars which is freely transferable and convertible into Dollars in the United States currency market.

            "Applicable Commitment Percentage" means, as to each Lender at any time (i) with respect to the Revolving Credit Facility and the Participations, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, and (ii) with respect to the Term Loan Facility, a fraction, the numerator of which shall be such Lender's Term Loan Commitment and the denominator of which shall be the Total Term Loan Commitment, which Applicable Commitment Percentage in each case for each Lender as of the Closing Date is as set forth in Exhibit A; provided that each Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1.

            "Applicable Margin" means, with respect to Eurodollar Rate Loans and Eurodollar Rate Segments, for Revolving Loans and for Term Loans, that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:

                       Consolidated                   Applicable Margin for
      TIER            Leverage Ratio                  Eurodollar Rate Loans
      ----            --------------                  ---------------------

      1           Equal to or Greater than                    1.25%
                  3.50 to 1.00

      2           Less than 3.5 to 1.00                       1.00%
                  and equal to or Greater
                  than 3.25 to 1.00

      3           Less than 3.25 to 1.00                       .75%
                  and equal to or Greater
                  than 2.75 to 1.00

      4           Less than 2.75 to 1.00                       .625%
                  and equal to or Greater
                  than 2.25 to 1.00

      5           Less than 2.25 to 1.00                       .50%

      The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 9.1(a)(ii) and Section 9.1(b)(ii), and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered), and in each case, until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 9.1, then the Applicable Margin with respect to Revolving Loans and Segments under the Term Loan shall be 1.25% until the appropriate certificate is so delivered. From the Closing Date to the day following the receipt of certificate described above for the period ending

      February 28, 1998, the Applicable Margin shall be not less than 1% for Revolving Loans and Segments under the Term Loan.

            "Applicable Margin (L/C)" means, as of any date, the Applicable Margin then in effect with respect to Eurodollar Rate Loans under the Revolving Credit Facility, minus .125%.

            "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:

                         Consolidated                         Applicable
      TIER              Leverage Ratio                        Unused Fee
      ----              --------------                        ----------

      1           Equal to or Greater than
                  3.50 to 1.00                                    .30%

      2           Less than 3.50 to 1.00
                  and equal to or Greater than
                  3.25 to 1.00                                    .25%

      3           Less than 2.25 to 1.00
                  and equal to or Greater than
                  2.75 to 1.00                                    .25%

      4           Less than 2.75 to 1.00
                  and equal to or Greater than
                  2.25 to 1.00                                    .20%

      5           Less than 2.25 to 1.00                         .175%

      The Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 9.1(a)(ii) and Section 9.1(b)(ii), and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date a new certificate is delivered or is required to be delivered, whichever shall first occur, and continuing until the date following the next date on which such certificate is delivered or required to be delivered; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 9.1, then the Applicable Unused Fee shall be .30% until the appropriate certificate is so delivered. From the Closing Date to the day following the receipt of certificate described above for the period ending February 28, 1998, the Applicable Unused Fee shall be not less than .25%.

            "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower, or by the Borrower and a Restricted Subsidiary, as applicable, from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

            "Assignment and Acceptance" shall mean (i) with respect to the Revolving Credit Facility and the Participations, an Assignment and Acceptance in the form of Exhibit B-1 (with blanks appropriately filled in) and (ii) with respect to the Term Loan Facility, an Assignment and Acceptance in the form of Exhibit B-2 (with blanks appropriately filled in) in each case delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1.

            "Authorized Representative" means any of the President, any Vice President or any Assistant Treasurer of the Borrower or, with respect to financial matters, the chief financial officer, treasurer, controller or chief accounting officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

            "Base Rate" means the per annum rate of interest equal to the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

            "Base Rate Loan" means a Revolving Loan or a Segment of any Term Loan for which the rate of interest is determined by reference to the Base Rate.

            "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

            "Base Rate Refunding Loan" means a Base Rate Loan which is a Revolving Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of Swing Line Outstandings.

            "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

            "Borrower's Account" means a demand deposit account number 3750658039 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

            "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

            "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

            "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

            "Cardem" means Cardem Insurance Co., Ltd., a Bermuda corporation and a wholly owned Subsidiary of the Borrower.

            "Cash Equivalents" means any of the following types of property, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Instruments) and having a maturity of not greater than 12 months from the date of acquisition thereof:

                  (a) cash, denominated in U.S. Dollars or in a currency other than U.S. Dollars that is freely transferable or convertible into U.S. Dollars.

                  (b) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, or of any state or municipality if such obligations have an investment grade rating;

                  (c) insured certificates of deposit or bankers' acceptances of, or time deposits with any Lender or with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, (iii) is organized under the laws of the United States or any state thereof and (iv) has combined capital and surplus of at least $250,000,000;

                  (d) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency acceptable to the Agent if both Moody's and S&P cease publishing ratings of investments; or

                  (e) shares of investment companies investing solely in the foregoing.

            "Cash Income Taxes" means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate amount of all payments in respect of income taxes made in cash by the Borrower and its Restricted Subsidiaries to any applicable Government Authority during such period, after giving effect, to the extent available, to the application of net operating losses available to the Borrower and its Restricted Subsidiaries (and excluding Cash Income Taxes paid on behalf of Unrestricted Subsidiaries).

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "Change of Control" means, at any time:

                  (i) any "person" or "group" (each as used in Sections 13(d)(3)
            and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise acquires the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                  (ii) during any period of up to 24 consecutive months,
            commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower (excluding the exercise by the Equity Investors of rights in existence as of the date hereof under the Stockholders Agreement to designate or replace individual members of the board of directors of the Borrower);

                  (iii) any Person or two or more Persons acting in concert
            shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower; or

                  (iv) with respect to any pledge or other security agreement covering all or any portion of the shares of capital stock of the Borrower that are owned beneficially and of record by any of the Equity Investors or their nominees, any secured party or pledgee thereunder shall become the holder of record of more than fifty percent (50%) of the shares owned by any such Equity Investor or shall receive dividends or other cash or cash equivalent distributions (including, without limitation, stock repurchases) in respect thereof, or shall proceed to exercise voting or other consensual rights in respect thereof (whether by proxy, voting or other similar arrangement or otherwise), or shall otherwise commence to realize upon such shares.

            "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders, the Agent and the Managing Agents and on which the conditions set forth in Section 7.1 have been satisfied.

            "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated and rulings issued thereunder.

            "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

            "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 8.6(a).

            "Consolidated Capital Expenditures" means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Restricted Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, (A) the amount of any Consolidated Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 9.1(a) or (b), (B) non-cash capitalized depreciation arising in connection with mining operations, and (ii) with respect to any Capital Lease entered into by the Borrower or its Restricted Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 9.1(a)), and (C) any portion of the purchase price of an Acquisition which is accounted for as a Capital Expenditure, all the foregoing in accordance with GAAP applied on a Consistent Basis.

            "Consolidated EBITDA" means, with respect to the Borrower and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) noncash liabilities otherwise deducted in calculating net income resulting from FASB No. 106 Changes, (v) extraordinary and unusual losses deducted in calculating net income less extraordinary and unusual gains added in calculating net income, (vi) amortization, (vii) depreciation and depletion, (viii) non-cash liabilities otherwise deducted in calculating net income resulting from FASB No. 121 Changes, (ix) non-cash charges, (x) non-recurring charges, (xi) transaction expenses and charges incurred in connection with the Related Acquisition net of any income tax effect and not to exceed in any event $1,000,000, and (xii) with respect to any entity acquired by the Borrower or a Subsidiary during any Four-Quarter Period, the pro forma Consolidated EBITDA of such entity for the period from the first day of such period to the date of such Acquisition, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however that with respect to an Acquisition which is accounted for as a "purchase", the computation of Consolidated EBITDA shall include the results of operations of the Person or assets so acquired which amounts shall be determined on an historical pro forma basis for the Four-Quarter Period preceding or including the date of such Acquisition as if such Acquisition had been consummated as a "pooling of interest".

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period less (without duplication) Consolidated Capital Expenditures for such period, to (ii) Consolidated Fixed Charges for such period.

            "Consolidated Fixed Charges" means, with respect to the Borrower and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense, (ii) the aggregate amount of Required Principal Payments made or required to be made during such period, and (iii) all dividends paid during such period (regardless of when declared) on any shares of capital stock of the Borrower then outstanding, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

            "Consolidated Indebtedness" means, with respect to any Person, all Indebtedness for Money Borrowed of such Person and its Subsidiaries, all determined on a consolidated basis, including in the case of the Borrower and its Restricted Subsidiaries amounts outstanding under Permitted Receivables Securitizations but excluding as Indebtedness, any Indebtedness which is secured by Liens on life insurance policies permitted by Section 10.4(n).

            "Consolidated Interest Expense" means, with respect to any period of computation thereof, the interest expense (net of interest income) of the Borrower and its Restricted Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, and (iv) all fees, charges, discounts and other costs incurred in connection with any Permitted Receivables Securitization, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, in the case of the occurrence of an Acquisition, there shall be included in Consolidated Interest Expense for the first four consecutive fiscal quarters ending after the date of such Acquisition an amount which shall be determined by multiplying that portion of the cost of Acquisition which represents Indebtedness, whether incurred, assumed or acquired, times the interest rate applicable to such Indebtedness which is in effect on the date of determination (i) for the fiscal quarter during which such Acquisition occurs by four, (ii) for the two full fiscal quarters following the date of such Acquisition by two, and (iii) for the three full fiscal quarters following the date of such Acquisition by 4/3's.

            "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

            "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Restricted Subsidiaries, excluding any minority interest of any Person in any Restricted Subsidiary (including payments received by the Borrower and its Restricted Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Restricted Subsidiaries, including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis. Consolidated Net Income will not include, in any event, non cash income recognized from Unrestricted Subsidiaries.

            "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Borrower and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

            "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                  (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                  (2) to advance or supply funds in any manner (i) for the
            purchase or payment of such Indebtedness or other obligation, or
            (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                  (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                  (4) to lease property or to purchase securities or other
            property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                  (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

            "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid or payable in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition which would constitute additional consideration by the Borrower or any Subsidiary, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to shares that are not freely tradeable, as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in
      Section 9.1(a), (B) the capital stock of any Subsidiary shall be valued as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

            "Credit Parties" means, collectively, the Borrower and the Guarantors.

            "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

            "Default Rate" means (i) with respect to each Eurodollar Rate Loan and Eurodollar Rate Segment, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan or Segment, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans and Base Rate Segments, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

            "Deficiency Advance" has the meaning specified in Section 3.11.

            "Depositor Account Transfer Agreement" means the agreement dated as of March 3, 1995 between Jim Walter Homes and Mid-State entered into in connection with the Mortgage Warehousing Facility, as amended, modified or supplemented.

            "Direct Foreign Subsidiary" means any Foreign Subsidiary of the Borrower a majority of whose outstanding Voting Stock is owned directly by the Borrower or a Subsidiary that is not a Foreign Subsidiary.

            "Disclosed Litigation" has the meaning provided for such term in
      Section 8.10.

            "Disclosure Date" means August 31, 1997.

            "Documentary Letter of Credit" means a Letter of Credit issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any Restricted Subsidiary to effect payment for such inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected Lien in such inventory and presented documents in favor of the Issuing Bank.

            "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

            "Dollar Value" of a Letter of Credit issued in an Alternative Currency means the equivalent amount in Dollars based upon the Spot Rate of Exchange (i) as of two Business Days prior to the issuance of such a Letter of Credit or (ii) on the date of a drawing under a Letter of Credit issued in an Alternative Currency.

            "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate and, with respect to employee benefit plans of any former ERISA Affiliate, the Borrower or any Restricted Subsidiary has or retains any obligations or liability, absolute or contingent, for funding or other performance obligations imposed by ERISA or other applicable law.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Hazardous Material.

            "Environmental Laws" means, collectively, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material.

            "Equity Investors" means Lehman Brothers, Inc., Kohlberg Kravis Roberts & Co., KKR Associates, KKR Partners II, L.P., JWC Associates, L.P., JWC Associates II, L.P., Channel One Associates, L.P. and their respective Affiliates.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

            "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

            "Eurodollar Rate Loan" means a Loan or Segment for which the rate of interest is determined by reference to the Eurodollar Rate.

            "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

             Eurodollar =   Interbank Offered Rate        +     Applicable
               Rate         1-Eurodollar Reserve Percentage         Margin

            "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

            "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Event of Default" means any of the occurrences set forth as such in
      Section 11.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended through the date hereof, and the regulations promulgated and the rulings issued thereunder.

            "Existing Letters of Credit" means, collectively, the irrevocable letters of credit issued for the benefit of the Borrower or one of its Restricted Subsidiaries under the

      Existing Agreement prior to the Closing Date and remaining outstanding as of and after the Closing Date, all as more particularly described on
      Schedule 1.1A.

            "Existing Agreement" has the meaning set forth in the preamble to this Agreement.

            "Facility Guaranty" means each Guaranty and Suretyship Agreement between one or more Guarantors and the Agent for the benefit of the Lenders, delivered as of the Closing Date and each Guaranty and Suretyship Agreement otherwise delivered to the Agent pursuant to Section 9.19, as the same may be amended, modified or supplemented.

            "Facility Termination Date" means the date on which both the Revolving Credit Termination Date and the Term Loan Termination Date shall have occurred, no Letters of Credit shall remain outstanding and the Borrower shall have fully paid and satisfied all Obligations.

            "FASB No. 106 Changes" means adjustments to income (or loss) less actual cash payments resulting from "retirement benefits other than pensions" (as defined in the Statement of Financial Accounting Standards No. 106).

            "FASB No. 121 Changes" means adjustments charged to income (or loss) resulting from impairment of long-lived assets (as defined in the Statement of Financial Accounting Standards No. 121).

            "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transaction as determined by the Agent.

            "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on June 1 of each calendar year and ending on May 31 of the next following calendar year.

            "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan or similar type plan.

            "Foreign Subsidiary" means any Subsidiary that is not organized under the laws of the United States of America or a state, province or territory thereof.

            "Four-Quarter Period" means a period of four full consecutive fiscal quarters (such fiscal quarters to end on the last day of each February, May, August and November of each year) of the Borrower and its Subsidiaries, taken together as one accounting period.

            "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

            "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

            "Guaranties" means all obligations of the Borrower or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing (including any arrangement described clauses (1) through (5) of the definition of "Contingent Obligation"), any Indebtedness or other obligation of any other Person.

            "Guarantors" means, at any date, the Restricted Subsidiaries (other than inactive Subsidiaries, Foreign Subsidiaries and Subsidiaries listed on Schedule 1.1(c)).

            "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

            "Holdback Reserve" means, with respect to any Person for any sale, lease, transfer or other disposition of any property or assets, an amount equal to any amount required to be reserved (and properly reserved for) by such Person in accordance with GAAP against any contingent liabilities that (a) are associated with the property and assets of such Person being sold, leased, transferred or otherwise disposed of in such transaction in accordance with the terms of the Loan Documents (including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities resulting from indemnification obligations for other similar contingent liabilities) and (b) are required to be retained or indemnified by such Person under the documentation evidencing the terms and conditions of such transaction; provided that the amount of each Holdback Reserve shall be (i) reduced on each Business Day that the Borrower shall give notice to the Agent that the contingent liabilities giving rise to such Holdback Reserve have been paid, satisfied or extinguished in an amount specified in such notice, by such amount, and (ii) permanently reduced to zero on the earlier to occur of (X) the date that is 24 months after the date on which the Borrower or any of its Subsidiaries received Net Cash Proceeds from the transaction for which the Holdback Reserve was established and (Y) the date on which the contingent liabilities for which such Holdback Reserve was established are no longer required to be reserved against in accordance with GAAP.

            "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Guaranties, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and other taxes not due and payable, and investment credits, other deferred credits or reserves, or deferred compensation obligations.

            "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

            "Indirect Foreign Subsidiary" means any Foreign Subsidiary a majority of whose Voting Stock is owned directly by a Foreign Subsidiary.

            "Interbank Offered Rate" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If, for any reason, such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates

            "Interest Period" means, for each Eurodollar Rate Loan or Eurodollar Rate Segment, a period commencing on the date such Eurodollar Rate Loan or Eurodollar Rate Segment is made or converted and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                  (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan or Segment for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan or Base Rate Segment as of the first day thereof;

                  (ii) if an Interest Period for a Eurodollar Rate Loan or
            Eurodollar Rate Segment would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                  (iii) any Interest Period which begins on the last Business
            Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iv) no Interest Period shall extend past the Stated Revolving
            Credit Termination Date for Revolving Credit Loans or past the Term Loan Termination Date for any Segment; and

                  (v) there shall not be more than ten (10) Interest Periods in effect on any day.

            "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or Eurodollar Rate Segment or the conversion of any Eurodollar Rate Loan or Eurodollar Rate Segment into a Base Rate Loan or Base Rate Segment or the conversion of any Base Rate Loan or Base Rate Segment into a Eurodollar Rate Loan or Eurodollar Rate Segment, in the form of Exhibit E.

            "Investment" means, with respect to any Person, any loan or advance (including any Intercompany Advance) to such Person, any purchase or other acquisition of any shares of capital stock of or other ownership or profit interest in such Person, any warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty in respect of Indebtedness or other obligations of such Person.

            "Issuing Bank" means NationsBank as issuer of Existing Letters of Credit and Letters of Credit under Article IV.

            "Jim Walter Homes" means Jim Walter Homes, Inc., a Florida corporation and a Subsidiary of the Borrower.

            "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

            "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

            "Letters of Credit" means, collectively, (i) the Standby Letters of Credit and (ii) the Documentary Letters of Credit, and shall include the Existing Letters of Credit.

            "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

            "Letter of Credit Facility" means the facility described in Article IV hereof providing for the issuance by the Issuing Bank upon application of the Borrower for the account of the Borrower or the Borrower and a Restricted Subsidiary of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

            "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit (including for this purpose Existing Letters of Credit) plus Reimbursement Obligations then outstanding.

            "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

            "Loan" or "Loans" means any of the Revolving Loans or the Term Loans made under the Revolving Credit Facility or the Term Loan Facility, respectively.

            "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the LC Account Agreement, the Unrestricted Subsidiary Subordination Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

            "Material Adverse Change" means any change in the business, condition (financial or otherwise), operations, performance, properties or prospects of, or actions, suits, proceedings or investigations affecting the Borrower or any of its Subsidiaries which has or could reasonably be expected to have a Material Adverse Effect.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or any Lender under any Loan Document or the validity or enforceability thereof, in each case taken as a whole, or
      (c) the ability of the Borrower or any Subsidiary to pay any amounts owing under or in respect of the Loan Documents when the same shall be due and payable.

            "Material Foreign Subsidiary" means any Direct Foreign Subsidiary which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 9.1(a)(ii) or (b)(ii) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 8.6(a) (the "Required Financial Information")) or
      (ii) has net income equal to or greater than 5% of Consolidated Net Income (calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Foreign Subsidiaries" shall mean Direct Foreign Subsidiaries of the Borrower that together have assets equal to not less than 15% of Consolidated Total Assets (calculated as described above) and net income of not less than 85% of Consolidated Net Income (calculated as described above); provided further that if more than one combination of Direct Foreign Subsidiaries satisfies such threshold, then those Direct Foreign Subsidiaries so determined by the Borrower to be "Material Foreign Subsidiaries" shall be specified by the Borrower;

            "Mid-State" means Mid-State Homes, Inc., a Florida corporation and a wholly owned Subsidiary of the Borrower.

            "Mid-State Holdings" means Mid-State Holdings Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage Accounts" means certain building and installment contracts and related mortgages and instruments originated by Jim Walter Homes.

            "Mortgage-Backed Securities" means, collectively, (i) the Class A3 and Class A4 Mortgage-Backed Notes issued by Mid-State Trust II, a Delaware business trust established by Mid-State, having an aggregate principal amount outstanding as of October 1, 1997 of approximately $366,500,000, (ii) the Asset Backed Notes issued by Mid-State Trust III, a Delaware business trust established by Mid-State, having an aggregate principal amount outstanding as of October 1, 1997 of approximately $102,039,000, (iii) the Asset Backed Notes issued by Mid-State Trust IV, a Delaware business trust established by Mid-State, having an aggregate principal amount outstanding as of October 1, 1997 of approximately $809,078,000 and (iv) the Asset Backed Notes issued by Mid-State Trust VI, a Delaware business trust established by Mid-State, having an aggregate principal amount outstanding as of October 1, 1997 of approximately $424,506,000.

            "Mortgage Warehousing Facility" means, collectively, (i) the mortgage warehousing facility established on or about March 3, 1995 by Mid-State with Enterprise Funding Corporation, as amended, in an aggregate amount of up to $400,000,000 (subject to certain availability criteria set forth therein), pursuant to which Mid-State obtains limited recourse financing secured by Mortgage Accounts, and (ii) any other mortgage warehousing facility entered into by Mid-State having substantially the same terms as the facility described in clause (i) of this definition.

            "MSH Trusts" means, collectively, each of the Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV and Mid-State Trust VI entities referred to in the definition of "Mortgage-Backed Securities" and Mid-State Trust V, and any other special purpose entity in which Mid-State shall own the sole equity or residual beneficial interest created and operated solely for the purpose of issuing asset-backed securities permitted by Section 10.4(d)(iii).

            "Multiemployer Plan" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six
      (6) Fiscal Years.

            "NMSI" means NationsBanc Montgomery Securities, Inc. and its successors.

            "Net Cash Advances to Unrestricted Subsidiaries" means, as of any date of determination thereof, (A) the aggregate outstanding principal amount of loans and advances made after the Closing Date by the Borrower or any Restricted Subsidiary to any of the Unrestricted Subsidiaries less (B) the aggregate outstanding principal amount of Subordinated Payables arising after the Closing Date.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any property or assets, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only:

                  (a) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions;

                  (b) the amount of taxes payable in connection with or as a result of such transaction; provided, however, that, in the case of taxes that are deductible under this clause (b) but for the fact that they would not be paid at the time of receipt of such cash, such Person may deduct an amount equal to the necessary Tax Reserve, if any, for such transaction;

                  (c) the amount of the required Holdback Reserve, if any, for such transaction: and

                  (d) the amount of any Indebtedness secured by a Lien on such property or assets that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, properly attributable to such transaction or to the property and assets that are the subject thereof.

            "Net Issuance Proceeds" means, with respect to any Permitted Receivables Securitization or the issuance of any permitted Consolidated Indebtedness, cash payments received therefrom as and when received, net of all legal, accounting, printing, rating agency, banking, underwriting, title and recording fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such transaction.

            "Notes" means, collectively, the Term Notes and the Revolving Notes.

            "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iii) the payment and performance of all other monetary obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NMSI hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

            "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, Term Loan Outstandings and Revolving Credit Outstandings on such date.

            "Participation" means, (i) with respect to any Lender with a Revolving Credit Commitment (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof.

            "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

            "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate and, with respect to employee pension benefit plans of any former ERISA Affiliate, the Borrower or any Restricted Subsidiary has or retains any obligations or liability, absolute or contingent, for funding or other performance obligations imposed by ERISA or other applicable law.

            "Permitted Receivables Securitization" means limited recourse sales and assignments of accounts receivable of the Borrower or its Restricted Subsidiaries to one or more special purpose entities, in connection with the issuance of obligations by such special purpose entities secured by such accounts, the proceeds of the issuance of which obligations shall be made available to the Borrower or its Restricted Subsidiaries at such rates of advance, and the obligations issued by such special purpose entities shall be in such amount or amounts, bear such rate or rates of interest, and be subject to such other terms and conditions, all as shall be acceptable to the Agent and the Required Lenders.

            "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

            "Pledged Stock" has the meaning given to such term in the Stock Pledge Agreements.

            "Pro Forma Financial Statements" means (i) the consolidated balance sheet and income statement as at May 31, 1997 in the case of the Borrower and its Restricted Subsidiaries, and September 30, 1996, in the case of AIMCOR and its subsidiaries as of such date, and (ii) the combined projected balance sheets and income statements of the Borrower and its Restricted Subsidiaries, including AIMCOR and its subsidiaries as of such date, for Fiscal Years ended May 31, 1998 through 2002, which shall be furnished to the Agent and the Lenders prior to the Closing Date.

            "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent.

            "Principal Office" means the office of the Agent at NationsBank, National Association, Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

            "Ratable Reduction of Term Loan Facility" means the application of amounts to Term Loan Outstandings in respect of the Term Loan pro rata among the Lenders holding such Obligations.

            "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants, commodity options or future contracts or similar transactions, and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

            "Related Acquisition' means the acquisition by the Borrower of AIMCOR in accordance with the terms of the Related Acquisition Agreement.

            "Related Acquisition Agreement" means that certain Stock Purchase Agreement dated as of September 19, 1997 by the among the stockholders of AIMCOR, certain stockholders of AIMCOR Enterprises International, Inc., AIMCOR (Germany) Limited Partnership, AIMCOR (Luxembourg) Limited Partnership, the Borrower and all schedules, annexes and exhibits thereto, as the same may be amended or supplemented from time to time.

            "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

            "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

            "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 4.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

            "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Revolving Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings) plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus the amount of such Lender's Applicable Commitment Percentage of the Term Loan Outstandings; provided that, (i) if any Lender with a Revolving Credit Commitment shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition and
      (ii) if any Lender with a Revolving Credit Commitment shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure equal to its Applicable Commitment Percentage of all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

            "Required Principal Payments" means, for any period, any regularly scheduled principal payment or any required prepayment or redemption of Consolidated Indebtedness, excluding Mandatory Prepayments pursuant to
      Section 2.7, of the Borrower
      and its Restricted Subsidiaries during such period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness under Section 10.4(m).

            "Reserve Amount" means, at any date, the aggregate amount of Holdback Reserves and Tax Reserves at such date.

            "Reserve Reduction Amount" means the amount of each reduction in any Holdback Reserve or any Tax Reserve in accordance with the respective provisos in the definitions of "Holdback Reserve" and "Tax Reserve".

            "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower or to a Subsidiary of the Borrower by its Subsidiary) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable to the Borrower (or to a Subsidiary by its Subsidiary) pro rata with any other shareholders of the applicable Subsidiary) now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; provided, however, "Restricted Payments" shall not include (i) amounts contributed (and accounted for as compensation expense) by the Credit Parties for the purchase in the open market for the account of participating employees of capital stock of the Borrower pursuant to an employee stock purchase plan more particularly described on Schedule 1.1B, and (ii) capital stock of the Borrower purchased in the open market for the benefit of directors of the Borrower in payment of directors' fees that the directors elected to have deferred and invested in capital stock of the Borrower in lieu of cash.

            "Restricted Subsidiaries" means all Subsidiaries of the Borrower other than Mid-State Holdings, Mid-State, Cardem, MSH Trusts and Walter International Sales, Inc.

            "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to purchase Participations up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

            "Revolving Credit Facility" means the facility described in Article III hereof providing for Loans to the Borrower by the Lenders and Swing Line Loans to the Borrower by NationsBank in the aggregate principal amount of the Total Revolving Credit Commitment.

            "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

            "Revolving Credit Termination Date" means (i) the Stated Revolving Credit Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit.

            "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article III.

            "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 3.4 substantially in the form of Exhibit E-1, with appropriate insertions as to amounts, dates and names of Lenders.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc.

            "Security Instruments" means, collectively, the Stock Pledge Agreements, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented.

            "Segment" means a portion of a Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

            "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

            "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations;

                  (ii) it is then able and expects to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

            "Spot Rate of Exchange" means, in determining the Dollar Value of a specified Alternative Currency amount as of any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of Dollars with such Alternative Currency at approximately 10:00 A.M., Charlotte Time on the Business Day that is two
      (2) Business Days prior to such date.

            "Standby Letters of Credit" means, collectively, the standby letters of credit issued by the Issuing Bank under the Letter of Credit Facility for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or a Restricted Subsidiary.

            "Stated Revolving Credit Termination Date" means October 15, 2003.

            "Stock Pledge Agreement" means, collectively (or individually as the context may indicate), (i) each of the Stock Pledge Agreements dated as of the date hereof between the Borrower and the Agent or between any Restricted Subsidiary and the Agent for the benefit of the Agent and the Lenders, and (ii) any additional Stock Pledge Agreement delivered to the Agent pursuant to Section 9.19, as hereafter amended, modified or supplemented.

            "Stockholders Agreement" means the Stockholders Agreement dated on or about February 27, 1995 among the Borrower, the Equity Investors and the other holders of the common stock of the Borrower from time to time, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

            "Subordinated Payables" means amounts payable by the Borrower or any Restricted Subsidiary to either of the Unrestricted Subsidiaries representing advances to the Borrower or its Restricted Subsidiaries, the repayment of which is subordinated to the payment of the Obligations pursuant to the Unrestricted Subsidiary Subordination Agreement.

            "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

            "Swap Agreement" means one or more agreements between the Borrower and any Lender with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Lender, which agreements create Rate Hedging Obligations.

            "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 3.13.

            "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to Section 3.13.

            "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding, not to exceed $25,000,000.

            "Tax Reserve" means, with respect to any Person for any sale, lease, transfer or other disposition of any property or assets, an amount equal to the amount properly reserved by such Person in accordance with GAAP as such Person's reasonable estimate of taxes to be paid by such Person solely as a result of such sale, lease, transfer or disposition (computed on the basis of statutory rates in effect at the time of such sale, lease, transfer or disposition after giving effect to deductions, credit carryforwards, carrybacks and similar items of such Person or such other amount as such Person estimates in good faith and with the concurrence of the Agent) other than any taxes for which such Person or any of its Subsidiaries is indemnified; provided that the amount of each Tax Reserve shall be (i) reduced on each Business Day that the Borrower shall give notice to the Agent that the tax liabilities giving rise to such Tax Reserve have been paid, satisfied or extinguished in an amount specified in such notice, by such amount, and (ii) permanently reduced to zero on the date on which the tax return covering the transaction giving rise to the Tax Reserve is required to be filed.

            "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with Section 2.1(a).

            "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make the Term Loan to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan Commitment as set forth on Exhibit A.

            "Term Loan Facility" means the facility described in Article II providing for the Term Loan to the Borrower by the Lenders in the original principal amount of $450,000,000.

            "Term Loan Maturity Date" means October 15, 2003.

            "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loans then outstanding and all interest accrued thereon.

            "Term Loan Termination Date" means, with respect to the Term Loan,
      (i) the Term Loan Maturity Date, or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Term Loan Facility by payment in full of all Obligations incurred in connection with such Term Loan.

            "Term Notes" means, collectively, the promissory notes of the Borrower evidencing Term Loan executed and delivered to the Lenders as provided in Section 2.8 substantially in the form of Exhibit F-2, with appropriate insertions as to amounts, dates and names of Lenders.

            "Termination Event" means: (i) a "Reportable Event" described in
      Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
      Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under
      Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under
      Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

            "Total Letter of Credit Commitment" means an amount not to exceed $75,000,000.

            "Total Revolving Credit Commitment" means a principal amount equal to $350,000,000, as reduced from time to time in accordance with Section 3.7.

            "Total Term Loan Commitment" means a principal amount equal to $450,000,000.

            "Unrestricted Subsidiaries" means Cardem, Mid-State Holdings, Mid-State and the MSH Trusts.

            "Unrestricted Subsidiary Subordination Agreement" means the Subordination Agreement of even date herewith among the Unrestricted Subsidiaries and the Agent, as the same may be amended, modified or supplemented.

            "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      1.2. Rules of Interpretation.

            (a) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

            (b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

            (c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

            (d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

            (e) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

            (f) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

            (g) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

            (h) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

            (i) All reference to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

      1.3.  Accounting Principles.

            (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate applied on a Consistent Basis), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

            (b) If there shall occur any change in GAAP after the Closing Date, the Borrower shall give written notice thereof to the Agent and the Lenders promptly, and in any event within fifteen (15) days after the effective date of any such change in GAAP, which notice shall be effective upon receipt and shall (i) describe in detail the nature of such required change and its impact on (X) the financial statements required to be delivered pursuant to Section 9.1 hereof, and (Y) the effect on calculation of any financial covenants contained herein or determination of compliance with any other terms or conditions hereof insofar as they relate to financial or accounting matters, and (ii) be accompanied by a covenant compliance certificate in the form of Exhibit J signed by an Authorized Representative and showing the computations therein provided, after giving effect to the required change in GAAP, for the same fiscal period of the Borrower and its Subsidiaries for which a compliance certificate required under Section 9.1(a)(ii) or 9.1(b)(ii), as the case may be, has most recently theretofore been delivered.

            (c) In the event that, in the judgment of the Agent, the change in GAAP shall materially affect the calculation of any financial covenant or other determination of compliance with any term or condition contained herein insofar as it relates to financial or accounting matters so as to distort the intended economic effect of any such covenant, term or condition, then the provisions of GAAP without giving effect to such change shall continue to be utilized for all purposes of such covenants, terms and provisions unless the Required Lenders shall otherwise consent.

                                   ARTICLE II

                                  The Term Loan

      2.1. Term Loan. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make (i) an Advance of the Term Loan to the Borrower on the Closing Date in an amount equal to its Applicable Commitment Percentage of the Total Term Loan Commitment. The principal amount of each Segment of the Term Loans outstanding hereunder from time to time shall bear interest, at the Borrower's election, at an interest rate per annum equal to the Base Rate or the Eurodollar Rate; provided, however, that (x) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Term Loan Maturity Date, (y) each Eurodollar Rate Segment of each Term Loan shall be in the minimum amount of $5,000,000 and if greater, in an integral multiple of $1,000,000, and
(z) each Eurodollar Rate Segment may, subject to the provisions of Sections 2.4,
2.6 and 2.7 and Article XI, be repaid only on the last day of the Interest Period with respect thereto. No amount of any Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by any Lender after the initial such Advance.

            (b) Interest relating to the Base Rate Loan shall be computed on the basis of a year of 365/6 days and interest for the Eurodollar Rate Loan and all fees shall be computed on the basis of a year of 360 days, all calculated for the actual number of days elapsed.

      2.2. Term Loan Advance. Not later than 10:00 A.M. on the Closing Date, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Term Loan Advances to be made by it on such day available by wire transfer to the Agent in the amount of its Term Loan Commitment. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available, freely transferable Dollars. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Agent.

      2.3. Payment of Principal. (a) The principal amount of the Term Loan shall be repaid in six (6) consecutive annual installments on the dates and in the amounts (subject to the provisions of Section 2.6 and 2.7) set forth below:

                  Date                             Amount
                  ----                             ------

            October 15, 1998                    $ 25,000,000
            October 15, 1999                    $ 50,000,000
            October 15, 2000                    $ 75,000,000
            October 15, 2001                    $ 75,000,000
            October 15, 2002                    $100,000,000
            October 15, 2003                    $125,000,000

      (b) Notwithstanding the foregoing, the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date.

      2.4. Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Segment of the Term Loan commencing on the date of determination of the interest rate applicable to such Segment until such Segment shall be due at the applicable Base Rate or Eurodollar Rate, as the case may be, as designated by the Borrower in the applicable Interest Rate Selection Notice or as otherwise provided hereunder. Interest for the Base Rate Loan shall be computed on the basis of a year of 365/6 days and interest for Eurodollar Rate Loan shall be computed on the basis of a year of 360 days, all calculated for actual days elapsed. Interest on each Segment of the Term Loan shall be paid on the earlier of (a) in the case of any Base Rate Segment, quarterly in arrears on the last Business Day of each April, July, October and January, commencing on October 31, 1997, until the Term Loan Maturity Date, or if earlier the Term Loan Termination Date, on which date the entire principal amount of and all accrued interest on the Term Loan shall be paid in full, (b) in the case of any Eurodollar Rate Segment, on the last day of the applicable Interest Period for such Segment and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of the Term Loan; provided, however, that if any amount due under this Agreement shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

      2.5. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loan, shall be made to the Agent at the Principal Office for the account of each Lender in Dollars in immediately available funds on or before 3:00 P.M. on the date such payment is due. The Agent may, upon the request of the Borrower, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent. The Borrower shall give the Agent telefacsimile notice of any intended payment of principal or interest prior to 12:00 Noon on the date of such payment.

      (b) The Agent shall deem any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 3:00 P.M. on the date such payment is to be made to be a non-conforming payment. Any such non-conforming payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may, at the election of the Agent, constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (i) the date such funds become available funds or (ii) the next Business Day at the Default Rate, from the date such amount was due and payable.

      (c) In the event that any payment hereunder or under the Term Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension;

and provided further, however, that in no event shall any such due date be extended beyond the Term Loan Termination Date.

      2.6. Optional Prepayments. The Borrower may prepay the Term Loan, in accordance with a Ratable Reduction of the Term Loan Facility, in whole or in part from time to time on any Business Day, without penalty or premium, upon not less than three (3) Business Days' prior written notice (effective upon receipt) to the Agent, which notice shall be irrevocable. Any prepayment, whether a Base Rate Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this Section 2.6 shall be made in the minimum principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or in the entire remaining principal balance of the Term Loan), and all such prepayments of principal shall be applied to installments of principal in such order as the Borrower shall direct. No such prepayment shall result in the payment of any Eurodollar Rate Segment other than on the last day of the Interest Period of such Segment unless such prepayment is accompanied by amounts due, if any, under Section 6.4. No payment under this Section 2.6 shall reduce or excuse any payment required under Section 2.7.

      2.7. Mandatory Prepayments. (a) In addition to the required payments of principal of the Term Loan set forth in Section 2.3 and any optional payments of principal of the Loans effected under Section 2.6 or Section 3.7(a), the Borrower shall make the following required prepayments of the Term Loan Facility, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

      the Borrower shall make prepayments of the Term Loan Facility by application of an amount equal to one hundred percent (100%) of the Net Cash Proceeds (including each Reserve Reduction Amount other than those resulting from the payment in cash or other property by the Borrower or any Restricted Subsidiary to pay or satisfy a liability giving rise to any related Holdback Reserve or Tax Reserve) or Net Issuance Proceeds, as the case may be, in each case to the extent not invested in the business of the Borrower and its Subsidiaries within 270 days after receipt thereof, of (X) all sales, transfers or other dispositions of property or assets of the Borrower or any Restricted Subsidiary in accordance with the provisions of Section 10.5(c) and 10.5(e)(ii) in which the aggregate consideration received in such transactions (on a cumulative basis from the Closing Date) exceeds $20,000,000 and (without limiting the obligation to make prepayments as provided herein) the cumulative amount of such Net Cash Proceeds from such dispositions since the most recent preceding prepayment under this Section 2.7(a)(i), if any, shall equal or exceed $5,000,000, (Y) each Permitted Receivables Securitization, or (Z) each issuance of Consolidated Indebtedness permitted to be issued hereunder (other than Indebtedness described in Section 10.4), each such prepayment to be made within ten (10) Business Days of receipt of such proceeds and upon not less than five (5) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment.

      (b) Each mandatory prepayment of the Term Loan pursuant to this Section
2.7 shall be applied to reduce remaining installments of principal otherwise payable hereunder pro rata. Each pro rata application of prepayments to installments of the Term Loan shall give effect to prior optional or mandatory prepayments.

      (c) The Agent shall give each Lender, within one (1) Business Day, telefacsimile notice of each notice of each prepayment described in this Section
2.7. Any prepayment of a Eurodollar Rate Segment pursuant to this Section 2.7 other than on the last day of an Interest Period shall be accompanied by the additional payment, if any, required by Section 6.4.

      2.8. Term Notes. The portion of each of the Term Loan made by each Lender shall be evidenced by the Term Note payable to the order of such Lender in the respective amounts of its Term Loan Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

      2.9. Use of Proceeds. The proceeds of the additional amount of the Term Loan hereunder shall be used by the Borrower exclusively to fund the Acquisition of AIMCOR.

      2.10. Interest Periods. The Term Loan shall be, at the option of the Borrower specified in an Interest Rate Selection Notice, comprised of either Eurodollar Rate Segments or Base Rate Segments. Eurodollar Rate Segments and Base Rate Segments may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans (including Revolving Loans) and Eurodollar Rate Segments having more than ten (10) different Interest Periods. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Segment to or continuation of a Segment as a Eurodollar Rate Segment by the time prescribed by Section 2.11, the Borrower shall be deemed to have elected to convert such Segment to (or continue such Segment as) a Base Rate Segment until the Borrower notifies the Agent in accordance with
Section 2.11.

      2.11. Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article VI, the Borrower may:

            (a) upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, convert any Eurodollar Rate Segment to a Base Rate Segment on the last day of the Interest Period for such Eurodollar Rate Segment; and

            (b) upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three
      (3) Business Days' prior to the date of such conversion:

                  (i) elect a subsequent Interest Period for any Eurodollar Rate
            Segment to begin on the last day of the then current Interest Period for such Eurodollar Rate Segment; and

                  (ii) convert any Base Rate Segment to a Eurodollar Rate
            Segment on any Business Day.

      In addition, provided that the Borrower shall have given the Agent notice of its request to obtain Eurodollar Rate Loans and Segments at the Closing Date, by delivery (effective upon receipt) no later than 10:00 A.M. two Business Days prior to the Closing Date of (i) an Interest Rate Selection Notice therefor, together with (ii) the Borrower's written acknowledgment that the provisions of
Article VI hereof shall apply to any failure of the Borrower to borrow on the Closing Date any or all of the amounts specified in such Interest Rate Selection Notice, then upon the making of Loans as of the Closing Date such Loans may be effected as Eurodollar Rate Loans or Eurodollar Rate Segments, as the case may be, in accordance with such Interest Rate Selection Notice.

      Each conversion pursuant to this Section 2.11 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.10 and Article VI. The Agent shall give written notice to each Lender of such notice of conversion prior to 3:00 P.M. on the day such notice of election or conversion is received.

      2.12. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loan, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 3:00 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

      (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 3:00 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the respective rates of interest per annum specified in the proviso to Section 2.4 regarding late payments of interest, from the date such amount was due and payable.

      2.13. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Term Loan shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages of the Term Loan, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, set-off, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

                                   ARTICLE III

                          The Revolving Credit Facility

      3.1.  Revolving Loans.

            (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the principal amount of Revolving Credit Outstandings plus the sum of Letter of Credit Outstandings, Swing Line Outstandings and Reserve Amount shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Revolving Credit Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 3.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 6.4.

            (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings plus the sum of Letter of Credit Outstandings, Swing Line Outstandings and Reserve Amount shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Revolving Loan hereunder, other than Base Rate Refunding Loans, and each conversion under Section 3.8, shall be in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $1,000,000.

            (c) Advances. (i) An Authorized Representative shall give the Agent
(1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 3.1(c)(iv))
that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

      (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 3.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

      (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Revolving Loans in accordance with Section 3.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans and Eurodollar Rate Segments having more than ten (10) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Revolving Loan as a Eurodollar Rate Loan by the time prescribed by Section 3.1(c) or 3.8, the Borrower shall be deemed to have elected to convert such Loan to (or continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 3.8.

      (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Revolving Credit Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 3.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 3.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower converts such Base Rate Loan in accordance with the terms of Section 3.8.

      (v) Notwithstanding the foregoing provisions of this Section 3.1, in addition, provided that the Borrower shall have given the Agent notice of its request to obtain Eurodollar Rate Loans under the Revolving Credit Facility at the Closing Date, by delivery (effective upon receipt) no later than 10:00 A.M. two Business Days prior to the Closing Date of (i) a Borrowing Notice, together with (ii) the Borrower's written acknowledgment that the provisions of Article VI hereof shall apply to any failure of the Borrower to borrow on the Closing Date any or all of the amounts specified in such Borrowing Notice, then each Lender shall, subject to the conditions hereof, make or cause to be made available on or before 10:00 A.M. on the Closing Date its Applicable Commitment Percentage of the Revolving Credit Loans requested in such Borrowing Notice.

      3.2. Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 3.1; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

            (b) Interest on each Revolving Loan based on the Base Rate shall be computed on the basis of a year of 365/6 days and Interest on each Revolving Loan based on the Eurodollar

Rate shall be computed on the basis of a year of 360 days, calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each April, July, October and January, commencing October 31, 1997 for each Base Rate Loan,
(ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and
(iii) upon payment in full of the principal amount of such Revolving Loan and termination of this Agreement.

      3.3. Payment of Principal. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan under the Revolving Credit Facility may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan under the Revolving Credit Facility may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 6.4. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 3.1(b) or
Section 3.8.

      3.4. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 3:00 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

      (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 3:00 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

      (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

      3.5. Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the amount of its Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

      3.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Section 3.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

      3.7. Reductions. (a) The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment.

      (b) Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus the sum of Letter of Credit Outstandings, Swing Line Outstandings and Reserve Amount exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 6.4.

      3.8. Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article VI, the Borrower may:

            (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, convert all or a part of Eurodollar Rate Loans under the Revolving Credit Facility to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

            (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or conversion:

                  (i) elect a subsequent Interest Period for all or a portion of
            Eurodollar Rate Loans under the Revolving Credit Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                  (ii) convert Base Rate Loans under the Revolving Credit
            Facility to Eurodollar Rate Loans on any Business Day.

      Each election and conversion pursuant to this Section 3.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 3.1, 3.3 and Article VI. The Agent shall give written notice to each Lender of such notice of election or conversion prior to 3:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

      3.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings, Letter of Credit Outstandings, Swing Line Outstandings and the Reserve Amount.

      3.10. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings (without giving effect to Swing Line Outstandings in the case of Lenders other than NationsBank) plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each April, July, October and January, commencing January 31, 1998, to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

      3.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower under the Revolving Credit Facility as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "Deficiency Advance") and shall thereafter be entitled to payments of principal of and interest on such Deficiency Advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such Deficiency Advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the Deficiency Advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such Deficiency Advance and the Borrower shall be deemed to have borrowed the amount of such Deficiency Advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

      3.12. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower, (i) together with proceeds of the Term Loan to acquire all of the issued and outstanding stock of the AIMCOR Group and (ii) for general corporate purposes and working capital needs, including the making of Acquisitions permitted hereunder.

      3.13. Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $25,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the principal amount of Swing Line Outstandings, Revolving Credit Outstandings, Letter of Credit Outstandings and Reserve Amount exceeds the Total Revolving Credit Commitment. Swing Line Loans shall be limited to Base Rate Loans. The Company may borrow, repay and reborrow under this Section 3.13. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $500,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 3:00 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 3:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

      (b) Swing Line Loans shall bear interest at the Base Rate, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 3.2(b) and 3.4 with respect to interest on Base Rate Loans. The Swing Line Outstandings shall be evidenced by the Note delivered to NationsBank pursuant to Section 3.5.

      (c) Upon the making of a Swing Line Loan, each Lender with a Revolving Credit Commitment shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed
(i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 3.1 until the Borrower converts such Base Rate Loan in accordance with the terms of Section 3.8, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of a Default or an Event of Default or any other occurrence or event.

      The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 3.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 3.1(c)(ii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE IV

                                Letters of Credit

      4.1. Letters of Credit. (a) The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time from the Closing Date to the date 60 days prior to the Stated Revolving Credit Termination Date, for the account of the Borrower or the Borrower and a Restricted Subsidiary Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus the sum of the principal amount of Revolving Credit Outstandings, Swing Line Outstandings and Reserve Amount shall exceed the Total Revolving Credit Commitment. No Documentary Letter of Credit shall have an expiry date later than the earlier of (1) 180 days after the date of issuance thereof and (2) 60 days before the Stated Revolving Credit Termination Date. No Standby Letter of Credit shall have an expiry date (including all rights of the Borrower, any Restricted Subsidiary, or the beneficiary named in such Standby Letter of Credit to require renewal) later than one year after the date of issuance thereof, but any such Standby Letter of Credit may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Agent at least three Business Days prior to any date for notice of renewal set forth in such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article VII unless the Issuing Bank has notified the Borrower (with a copy to the Agent) at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby Letter of Credit that is automatically renewable annually (x) shall require the Issuing Bank to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) shall permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) shall not permit the expiry date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the first anniversary of the Stated Revolving Credit Termination Date; and provided further that the Borrower shall deposit or cause to be deposited Collateral (as defined in the LC Account Agreement) with the Agent pursuant to the LC Account Agreement at least five Business Days prior to the Stated Revolving Credit Termination Date an amount equal to 105% of the sum of (I) the aggregate available amount for drawing under all Standby Letters of Credit that have an expiry date (after giving effect to any renewal) that extends beyond the Stated Revolving Credit Termination Date and (II) the aggregate amount of all fees and expenses owing on or in respect of such Standby Letters of Credit. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence with respect to any Standby Letter of Credit, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that if a Notice of Renewal is not received by the Issuing Bank, such Issuing Bank may, in its discretion, unless otherwise instructed by the Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement.

      (b) Subject to the approval by the Agent of the making available of an Alternative Currency not otherwise provided for herein, upon completion of a proper Application and Agreement for Letter of Credit, the Issuing Bank shall issue upon request and for the account of Borrower and a Restricted Subsidiary Letters of Credit payable in such Alternative Currency. For purposes of determining Letters of Credit Outstandings, any Letter of Credit issued in an Alternative Currency shall be recorded in the Agent's account in Dollars based on the Dollar Value on the date of issuance of such Letter of Credit. Any draw on a Letter of Credit issued in an Alternative Currency shall be repaid in the same Alternative Currency and in a Dollar amount equivalent to the Dollar Value. To the extent that the Agent shall determine at any time that the sum of (i) the Dollar Value of Letters of Credit Outstanding made or issued in Alternative Currencies and (ii) Outstanding made or issued in Dollars exceeds the Total Revolving Credit Commitment, the Borrower shall immediately repay Revolving Loans so that after giving effect to such payment the Outstandings do not exceed the Total Revolving Credit Commitment. In addition, the Dollar Value of Letters of Credit Outstandings made or issued in Alternative Currencies shall not exceed $5,000,000 as at the date of issuance of any Letter of Credit in an Alternative Currency after giving effect to the issuance of such Letter of Credit.

      4.2.  Reimbursement.

            (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 3.1 and Swing Line Loans if permitted by Section 3.13) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 3.1(c)(iv) and Section 3.13, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

            (b) In accordance with the provisions of Section 3.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

            (c) Each Lender with a Revolving Credit Commitment (a "Revolving Lender") (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 4.2(a), each Revolving Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

                  (i) Each Revolving Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of
      Article III, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars (determined in the case of a Letter of Credit issued in an Alternative Currency based on the Dollar Value on the date of payment) and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in Section 3.1(c)(iv).

                  (ii) Simultaneously with the making of each payment by a Revolving Lender to the Issuing Bank pursuant to Section 3.1(c)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with Section 3.1(c)(iv), Swing Line Loans made in accordance with Section 3.13, or otherwise.

                  (iii) Each Revolving Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 3.1(c)(iv) and this Section 4.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by
      Section 3.1(c)(iv) or this Section 4.2(c), such Revolving Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Revolving Lender pursuant to Section 3.1(c) until such Revolving Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

                  (iv) In the event the Revolving Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement

      Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall promptly pay to each Revolving Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

            (d) Not later than ten (10) days prior to the end of each fiscal quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Revolving Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Revolving Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

            (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower or if applicable the Borrower and a Restricted Subsidiary, shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

            (f) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

            (g) Without limiting the generality of the provisions of Section 13.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Revolving Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Revolving Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Revolving Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Revolving Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 4.2(g) shall survive the occurrence of the Facility Termination Date.

            (h) Without limiting Borrower's rights as set forth in Section 4.2(g), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                  (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                  (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Revolving Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                  (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                  (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      4.3. Letter of Credit Facility Fees. (a) The Borrower shall pay to the Agent, for the pro rata benefit of the Revolving Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding (i) Standby Letter of Credit at a per annum rate equal to the Applicable Margin (L/C) and (ii) Documentary Letter of Credit at a per annum rate equal to .50%. In addition the Borrower shall pay to the Issuing Bank a fronting fee of .125% on the aggregate amount available to be drawn on each outstanding Letter of Credit. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last Business day of each April, July, October and January, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 4.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

      4.4. Administrative and Other Fees. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                    ARTICLE V

                                    Security

      5.1. Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).

      5.2. Further Assurances. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

                                   ARTICLE VI

                         Yield Protection and Illegality

      6.1. Additional Costs. (a) The Borrower shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by the Issuing Bank of or any other Lender's Participation in any Letter of Credit issued or Swing Line Loan extended hereunder, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit (other than taxes imposed on or measured by the income, revenues, assets or net worth); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, Federal Funds Effective Rate or the Interbank Offered Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.1); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender or any Person controlling such Lender to a level below that which the Lender or such Person could have achieved but for such Regulatory Change (taking into consideration such Lender's or such Person's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Agent or any Lender under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit or Swing Line Loans (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 6.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

            (b) Without limiting the effect of the foregoing provisions of this
Section 6.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Rate Loans or Eurodollar Rate Segments is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Rate Loans or Eurodollar Rate Segments or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments that are the subject of such restrictions shall be suspended and such Lender reasonably demonstrates that it has not been otherwise compensated under this Article VI for any such

Additional Costs, until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans or Eurodollar Rate Segments convert such Eurodollar Rate Loans or Eurodollar Rate Segments into Base Rate Loans or Base Rate Segments; provided, however, that the suspension of such obligation and the conversion of any Eurodollar Rate Loans or Eurodollar Rate Segments into Base Rate Loans or Base Rate Segments shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments is suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan or Eurodollar Rate Segment shall be deemed a request for such Eurodollar Rate Loan or Eurodollar Rate Segment from the Lender(s) not subject to such suspension and for a Base Rate Loan or Base Rate Segments from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

            (c) Determinations by any Lender for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans, or by NationsBank as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued or Swing Line Loan extended hereunder, or the effect of any Regulatory Change on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative and the Agent within one hundred eighty
(180) days of the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

      6.2. Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan or Eurodollar Rate Segment for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

            (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Rate Loan or Eurodollar Rate Segment as provided in this Agreement; or

            (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.1 upon the basis of which the Eurodollar Rate for such Interest

      Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Loan or Eurodollar Rate Segment for such Interest Period;

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans or Eurodollar Rate Segments that are subject to such condition, or to convert Base Rate Loans or Base Rate Segments into Eurodollar Rate Loans or Eurodollar Rate Segments, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans, as applicable, convert such Eurodollar Rate Loans or Eurodollar Rate Segments into another Eurodollar Rate Loan or Eurodollar Rate Segment if such Eurodollar Rate Loan or Eurodollar Rate Segment is not subject to the same or similar condition, or Base Rate Loans or Base Rate Segments, if available hereunder. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section
6.2 promptly following the determination by the Agent that the availability of Eurodollar Rate Loans or Eurodollar Rate Segments is, or is to be, suspended as a result thereof.

      6.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans or Eurodollar Rate Segments hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans or Eurodollar Rate Segments, or to convert Base Rate Loans or Base Rate Segments into Eurodollar Rate Loans or Eurodollar Rate Segments, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans or Eurodollar Rate Segments, and such Lender's outstanding Eurodollar Rate Loans or Eurodollar Rate Segments shall be converted into Base Rate Loans or Base Rate Segments in accordance with Sections 2.11 and 3.8 or earlier if required by applicable law. The conversion of any Eurodollar Rate Loans or Eurodollar Rate Segments into Base Rate Loans or Base Rate Segments shall apply only to any Lender who is affected by such restrictions and who has provided the notice described above, and the obligation of the other Lenders to make, and to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments is so suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan or Eurodollar Rate Segment shall be deemed a request for such Eurodollar Rate Loan or Eurodollar Rate Segment from the Lender(s) not subject to such suspension and for a Base Rate Loan or Base Rate Segment from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

      6.4. Compensation. The Borrower shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

            (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan or Eurodollar Rate Segment, including without limitation any conversion required pursuant to Sections 6.1, 6.2 or 6.3; or

            (b) any failure by the Borrower to borrow or convert a Eurodollar Rate Loan or Eurodollar Rate Segment on the date for such borrowing or conversion specified in the relevant Borrowing Notice or Interest Rate Selection Notice under Articles II or III hereof;

A determination of a Lender as to the amounts payable pursuant to this Section
6.4 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 6.4 shall promptly furnish to the Authorized Representative and the Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation. For a period of 180 days next following the Closing Date the Borrower will reimburse each Lender for any breakage costs with respect to Eurodollar Rate Segments incurred by reason of the early termination of one or more Interest Periods occurring by reason of an assignment pursuant to
Section 13.1. Borrower acknowledges and agrees that during such period it will assist the Agent and Lenders in the syndication of the Revolving Credit Facility and Term Loan Facility and that the incurrence of such costs will not be a basis for withholding consent to such assignment.

      6.5. Alternate Loan and Lender. In the event any Lender suspends the making of any Eurodollar Rate Loan or Eurodollar Rate Segment pursuant to this
Article VI (herein a "Restricted Lender"), the Restricted Lender's Applicable Commitment Percentage of any Eurodollar Rate Loan or Eurodollar Rate Segment shall bear interest at the Base Rate or the Eurodollar Rate for which the suspension does not apply, as selected by Borrower, until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan or Eurodollar Rate Segment. Notwithstanding the provisions of Sections 2.4 and 3.2(b), interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Rate Loans or Eurodollar Rate Segments.

      6.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, and
(iv) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

            (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (y) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

            (z) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

      (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

      (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 6.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by or on behalf of the Borrower.

      6.7. Replacement Banks. The Borrower may, in its sole discretion, on 10 Business Days' prior written notice to the agent and a Lender (except in the case of the replacement of a Lender after notice from such Lender to the Borrower pursuant to Section 6.1, in which case no prior notice from the Borrower is required), cause a Lender who has incurred increased costs (including as described in Section 6.1 and 6.6) or is unable to make Eurodollar Rate Loans to (and such Lender shall) assign, pursuant to Section 13.1 all of its rights and obligations under this Agreement to a bank or financial institution designated by the Borrower which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Commitment and any other amount payable to such

Lender under this Agreement; provided, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 6.4) shall be payable by the Borrower as if the Borrower had prepaid the Loans of such Lender rather than such Lender having assigned its interest hereunder. The Borrower or the assignee shall pay the applicable processing fee under Section 13.1.

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

      7.1. Conditions of Term Loans and Initial Advance. The obligations of the Lenders to make the Term Loans and the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of NationsBank to make any Swing Line Loan, are subject to the conditions precedent that:

            (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                  (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, the LC Account Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

                  (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form(s) of Exhibit G;

                  (iii) resolutions of the boards of directors or other
            appropriate governing body (or of the appropriate committee thereof) of, or actions duly adopted by the shareholders of, each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution, delivery and performance thereof;

                  (iv) specimen signatures of officers of each Credit Party
            executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                  (v) the charter documents of each Credit Party certified by the Secretary or Assistant Secretary of such Credit Party;

                  (vi) the bylaws of each Credit Party certified as of the
            Closing Date as true and correct by its secretary or assistant secretary;

                  (vii) certificates issued as of a recent date by the
            Secretaries of State of the respective jurisdictions of formation of each Credit Party as to the due existence and good standing of each Credit Party;

                  (viii) appropriate certificates of qualification to do
            business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                  (ix) notice of appointment of the initial Authorized
            Representative(s);

                  (x) certificate of an Authorized Representative dated the
            Closing Date as to the Pro Forma Financial in form acceptable to the Agent;

                  (xi) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

                  (xii) evidence of the filing of Uniform Commercial Code
            financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation the delivery by the Borrower and each Subsidiary of all stock certificates not previously delivered to the Agent evidencing Pledged Stock, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

                  (xiii) evidence satisfactory to the Agent that all fees
            payable by the Borrower on the Closing Date to the Agent, NMSI and for the benefit of the Lenders have been paid in full or made available to the Lenders;

                  (xiv) Uniform Commercial Code search results, to the extent reasonably available, in respect of the Borrower and its Subsidiaries showing only those Liens as are acceptable to the Agent other than those to be terminated substantially concurrently with the Closing Date;

                  (xv) Evidence satisfactory to the Agent that a Mortgage
            Warehousing Facility for Mid-State will remain in effect following the Closing Date, which Mortgage Warehousing Facility provides not less than $400,000,000 in limited recourse financing;

                  (xvi) Receipt of the Pro Forma Financial Statements;

                  (xvii) Evidence satisfactory to the Agent of consummation of the Related Acquisition in accordance with the Related Acquisition Documents;

                  (xviii) evidence satisfactory to the Agent that no default or event of default exist under the Existing Agreement as at the Closing Date; and

            (b) In the good faith judgment of the Agent and the Lenders:

                  (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the Disclosure Date, other than the information theretofore furnished to the Agent and the Lenders, that has had or could reasonably be expected to result in a Material Adverse Effect;

                  (ii) there shall not be pending or threatened any action,
            suit, investigation, litigation or other arbitral, administrative or judicial proceeding, other than the Disclosed Litigation, which could reasonably be likely to result in a Material Adverse Effect, and there shall not have occurred any adverse change in status of or results in any Disclosed Litigation which could reasonably be expected to have a Materially Adverse Effect; and

                  (iii) the Borrower and its Subsidiaries shall have received all material approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any material agreement, document or instrument to which any of the Borrower or any Subsidiary is a party or by which any of them or their properties is bound.

      7.2. Conditions of Revolving Loans and Letters of Credit. The obligations of the Lenders to make any Revolving Loans, of the Issuing Bank to issue or renew Letters of Credit, and of NationsBank to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

            (a) the Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by Article III;

            (b) (i) the representations and warranties of the Borrower and the Subsidiaries set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of and both immediately before and after giving effect to such Advance, Letter of Credit issuance or renewal or Swing Line Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section, and (ii) no statement furnished pursuant to Article IX shall disclose, either individually or in the aggregate and cumulatively from the Closing Date, a Material Adverse Change;

            (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

            (d) immediately before and after giving effect to each Advance, Swing Line Loan or the issuance or renewal of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

            (e) immediately after giving effect to:

                  (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                  (ii) a Letter of Credit or renewal thereof, the aggregate
            principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively,
            (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                  (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $25,000,000; and

                  (iv) a Revolving Loan, Swing Line Loan or a Letter of Credit
            (or renewal thereof), the sum of the principal amount of Letter of Credit Outstandings, Revolving Credit Outstandings, Swing Line Outstandings and Reserve Amount shall not exceed the Total Revolving Credit Commitment.


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

                                  ARTICLE VIII

                         Representations and Warranties

      The Borrower represents and warrants with respect to itself and to its Restricted Subsidiaries, and where indicated its Unrestricted Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

      8.1. Organization and Authority.

            (a) The Borrower and each Subsidiary (other than the MSH Trusts) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation, and each of the MSH Trusts is a validly organized business trust existing under the laws of the State of Delaware;

            (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

            (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

            (d) Each Subsidiary has the power and authority to execute, deliver and perform the Facility Guaranty, Unrestricted Subsidiary Subordination Agreement and each of the other Loan Documents to which it is a party; and

            (e) When executed and delivered, each of the Loan Documents to which the Borrower or any Subsidiary is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

      8.2. Loan Documents. The execution, delivery and performance by the Borrower and each Subsidiary of each of the Loan Documents to which it is a party:

            (a) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower and each Subsidiary required for the lawful execution, delivery and performance thereof;


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

            (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Subsidiary or its properties, or (iii) the charter documents or bylaws of the Borrower or any Subsidiary;

            (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which Borrower or any Subsidiary is a party, or by which the properties or assets of Borrower or any Subsidiary are bound; and

            (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of Borrower or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments.

      8.3. Solvency. The Borrower and each Subsidiary is Solvent at the Closing Date after giving effect to the transactions contemplated by the Loan Document.

      8.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 9.19; Schedule 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien.

      8.5. Investments. Set forth on Schedule 8.5 is a complete and accurate list of all material Investments (other than Investments described on Schedule 8.4, Cash Equivalents, and loans and advances to employees otherwise permitted under Section 10.6(k)) held by the Borrower or any of its Restricted Subsidiaries, showing as of the date of delivery of such Schedule or of the most recent amendment or supplement thereto delivered pursuant to Section 9.1(g) the amount, obligor or issuer, obligee and maturity, if any, thereof. Neither the Borrower nor any of its Restricted Subsidiaries owns any interest in any Person other than as listed in Schedules 8.4 and 8.5, Cash Equivalents and advances to employees otherwise permitted under Section 10.6(k).


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

      8.6. Financial Condition.

            (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries (and related consolidating balance sheets of the Borrower and its Restricted Subsidiaries) as at May 31, 1997 and the notes thereto, and the related consolidated statements of operations, retained earnings and cash flows for the Fiscal Year then ended (and related consolidating statements of the Borrower and its Restricted Subsidiaries) as examined and certified by Price Waterhouse, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet and related consolidated statements of operations, retained earnings and cash flows, in each case with related notes, for and as of the end of the three month period ending August 31, 1997 (and related interim consolidating balance sheets and statements of operations, retained earnings and cash flows of the Borrower and its Restricted Subsidiaries as at and for the same interim period). Except as set forth therein, such financial statements (including the notes thereto) present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and three month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

            (b) The Borrower has furnished to each Lender the Pro Forma Financial Statements which have been prepared by the Borrower or AIMCOR, as the case may be, and are based on assumptions believed to be reasonable at the time delivered; and

            (c) since August 31, 1997 there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties, been adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, drought, storm, hail, flood, embargo or act of God or a public enemy, in any case which act, event, condition or occurrence has had or could reasonably be expected to have a Material Adverse Effect.

      8.7. Title to Properties. The Borrower and each of its Restricted Subsidiaries has good and marketable title to all its real and personal properties, except where failure to have such title could not reasonably be expected to have a Material Adverse Effect.

      8.8. Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all federal, and material state and local tax returns which are required to be filed by it and, except for taxes and assessments described in
Schedule 8.8 being contested in good faith by appropriate proceedings diligently conducted and against which reserves, to the extent required by the Borrower's independent certified public accountants, have been established and reflected in the financial statements described in Section 8.6(a) (to the extent available with respect to the


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

applicable period), have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

      8.9. Other Agreements. Neither the Borrower nor any Subsidiary is

            (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

            (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

      8.10. Litigation. Except for those matters set forth on Schedule 8.10 (the "Disclosed Litigation"), each of which matters were disclosed to the Agent prior to the Disclosure Date, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, and since the Disclosure Date there has occurred no change in the status or financial effect of any Disclosed Litigation, in either case which could reasonably be likely to have a Material Adverse Effect.

      8.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any equity securities registered pursuant to Section 12 of the Exchange Act or any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry such equity securities or margin stock, or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U, Regulation G or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Exchange Act, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

      8.12. Investment Company. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the Guarantors of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.


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

      8.13. Patents, Etc. The Borrower and each Restricted Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person, except to the extent that failure to so own or have such right could not reasonably be expected to have a Material Adverse Effect.

      8.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) the information (other than projections) or any other written statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

      8.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect or to materially impair or impose burdensome conditions on the performance of any of the Loan Documents, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

      8.16. Employee Benefit Plans. Except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect:

            (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

            (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

            (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

            (d) Except as described on Schedule 8.16A, the present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits, and since such valuation date there has occurred no material adverse change in the funding of any such Employee Benefit Plan;

            (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

            (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

            (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

            (h) Set forth on Schedule 8.16B is a complete and accurate list as of the Closing Date of all Pension Plans and Multiemployer Plans.

      8.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.


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

      8.18. Hazardous Materials. (a) Except as set forth on Schedule 8.18A, the operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws, except to the extent failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no circumstances exist that could reasonably be expected to
(i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law that could have a Material Adverse Effect; and

      (b) Except as set forth on Schedule 8.18B hereto and except to the extent failure to so comply could not reasonably be expected to have a Material Adverse Effect, none of the properties owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the national priorities list established under CERCLA or on the CERCLIS, or on any analogous state or local list; no underground storage tanks (as defined in 42 U.S.C. ss. 6991) are located on any property owned or operated by the Borrower or any of its Subsidiaries, except in compliance with all applicable Environmental Laws; and Hazardous Materials have not been released or disposed of on, generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries in violation of any applicable Environmental Laws or in a manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects except to the extent failure to so comply could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 8.18A and except as could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, and none of such actions, suits, proceedings or investigations could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      8.19. Employment Matters. (a) Except as set forth on Schedule 8.19, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than any of the foregoing which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

      (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      8.20. RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties material to the Borrower or its Subsidiaries to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

      8.21. Related Acquisition. The Related Acquisition has been fully consummated in accordance with the Related Acquisition Transaction Documents.

      8.22. Representations and Warranties from the Related Acquisition Transaction Documents. As of the Closing Date (and immediately prior to giving effect to the Related Acquisition), each of the representations and warranties made by the Borrower or any Subsidiary in the Related Acquisition Transaction Documents are true and correct in all material respects as of the date hereof, and the Borrower is not aware that any of the representations and warranties of AIMCOR contained in the Related Acquisition Transaction Documents are not true and correct in all material respects as of the date hereof.


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                                   ARTICLE IX

                              Affirmative Covenants

      Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

      9.1. Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries and a consolidating balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of operations, retained earnings and cash flows of the Borrower and its Subsidiaries, and the respective notes thereto, and consolidating statement of operations of the Borrower and its Restricted Subsidiaries, and any notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Price Waterhouse, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and its Subsidiaries and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative (A) demonstrating compliance with Sections 10.1, 10.4(g), 10.4(k), 10.4(l), 10.6(e), 10.6(g), 10.6(k), 10.6(l) and 10.8(b) and
(B) showing the net cash investment by the Borrower and Restricted Subsidiaries in the Unrestricted Subsidiaries, which certificate shall be in the form of Exhibit H;

            (b) (i) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal
Year), deliver to the Agent and each Lender (A) a consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of operations, retained earnings and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and (B) a management discussion and analysis of operating results of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year, in form and detail reasonably acceptable to the Agent, and (ii) as soon as practical and in any event within 60 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (A) a consolidating balance sheet of the Borrower and its Restricted Subsidiaries and the related consolidating statement of operations for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such consolidating financial statements present fairly the financial position of the Borrower and its Restricted Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and (B), beginning with the quarterly period ending February 28, 1998, a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to
Section 9.1(a)(ii);

      (c) together with each delivery of the financial statements required by
Section 9.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

      (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

      (e) together with each delivery of the financial statements required by Sections 9.1(a)(i) and 9.1(b)(i), deliver to the Agent and each Lender each of the following items as to the Borrower and its Restricted Subsidiaries in respect of the period covered by the financial statements accompanying such item and, in the case of items accompanying quarterly financial statements, in respect of the period from the beginning of the then current Fiscal Year through the end of such quarterly period, each to be certified as true and correct by the Authorized Representative: (i) a schedule of Consolidated Capital Expenditures and (ii) a statement of the aggregate amount of each of Holdback Reserves and Tax Reserves as at the end of such period;

      (f) As soon as available and in any event no later than 15 days before the end of each Fiscal Year, a consolidated business plan for the Borrower and its Subsidiaries, a supplemental consolidated business plan for the Borrower and its Restricted Subsidiaries, in each case prepared by management of the Borrower, substantially similar in form and detail to the business plans prepared prior to the Closing Date and furnished to the Agent, of balance sheets, operations and retained earnings statements and cash flow statements (to include separate forecasts for Consolidated Capital Expenditures and Consolidated EBITDA), and a reasonably detailed explanation of any underlying assumptions with respect thereto, on a quarterly basis for the forthcoming Fiscal Year; and

      (g) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

      The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement (subject, in the case of delivery of information to Persons considering the acquisition of a participation interest, to the agreement of such Person to comply with customary confidentiality undertakings with respect to such information then employed by the Agent in such circumstances).

      9.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

      9.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

      9.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties the existing of which Lien would have a Material Adverse Effect except where such liabilities are being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable against its creditors.

      9.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner substantially similar to that in effect as of the Closing Date, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property, and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for


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

workers' compensation purposes), such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in Schedule 9.5 and to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this
Section 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

      9.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

      9.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

      9.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      9.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      9.10. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 9.2 through 9.9, 9.18 and 9.21 inclusive.

      9.11. Officer's Knowledge of Default. Upon the chief financial officer, Vice President-Controller or Vice President-Treasurer (or other officer of different title exercising the same function) of the Borrower obtaining knowledge of any Default or Event of Default hereunder, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause any such officer to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

      9.12. Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge (i) of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the


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

Borrower or any Subsidiary, which individually or in the aggregate could reasonably be likely to have a Material Adverse Effect, or (ii) of any Material Adverse Change in Disclosed Litigation, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

      9.13. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, in any case which could reasonably be expected to have a Material Adverse Effect.

      9.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation from any Governmental Authority or in connection with any pending or threatened litigation alleging that the Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, in any case relating to any claim, liability, act, event or occurrence which could reasonably be expected to have a Material Adverse Effect, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted, all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien shall have attached to property of the Borrower or the applicable Subsidiary which shall have become enforceable against creditors of such Person.

      9.15. Indemnification. Without limiting the generality of Section 13.9, the Borrower hereby agrees to indemnify and hold the Agent, the Lenders and NMSI, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of
(a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 9.15 shall survive the Facility Termination Date.


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

      9.16. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further certificates and financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of the Security Instruments.

      9.17. Employee Benefit Plans.

            (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) any material increase in the benefits of any Employee Benefit Plan, (b) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (c) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or
      Section 412 of the Code by the due date;

            (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

            (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
      Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) if the Agent shall request, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and
      (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition and amount, if any, of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, to the extent that, in the case of any occurrence or condition described in clauses (a) through (c) above, such occurrence could reasonably be expected to have a Material Adverse Effect.


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

      9.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

      9.19. New Domestic Subsidiaries and Material Foreign Subsidiaries. Within thirty (30) days following the acquisition or creation of any Domestic Subsidiary other than an MSH Trust, or the date upon which any previously inactive Domestic Subsidiary ceases to be inactive, or upon any Foreign Subsidiary becoming a Material Foreign Subsidiary cause to be delivered to the Agent for the benefit of the Lenders each of the following:

            (a) in the case of a Domestic Subsidiary, a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit I;

            (b) (A) the Pledged Stock of such Domestic Subsidiary or 65% of the Voting Stock and 100% of the non-voting stock of a Material Foreign Subsidiary, together with duly executed stock powers or powers of assignment in blank affixed thereto, and (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Stock Pledge Agreement granting a Lien to the Agent in such Collateral, a Stock Pledge Agreement substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty;

            (c) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

            (d) an opinion of counsel (which may include in-house counsel) to the Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 9.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)), to the effect that:

                  (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified could reasonably be likely to result in a Material Adverse Effect;


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

                  (B) the execution, delivery and performance of the Facility
            Guaranty and other Loan Documents described in this Section 9.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

                  (C) to the extent required by applicable law, the Uniform
            Commercial Code financing statements on Form UCC-1 delivered to the Agent by the Subsidiary in connection with the delivery of the Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing, and to the extent that possession of the Pledged Stock owned by such Subsidiary is required to perfect the Lien of the Agent therein, the Agent has a duly perfected Lien in such Collateral as in existence as of the date of such opinion;

      provided, however, that the Agent may waive, in its sole discretion, the furnishing of an opinion if the Agent shall determine that the assets, revenues and operations of such Subsidiary are not material;

            (e) current copies of the charter documents and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this
      Section 9.19.

      9.20. Mortgage Warehousing Facility. Cause Mid-State to maintain a mortgage warehousing program in an aggregate amount of at least $375,000,000 (the availability of which may be subject to substantially the same criteria as those included in the documentation evidencing the Mortgage Warehousing Facility on the Closing Date) and otherwise on substantially the same terms as the terms of the Mortgage Warehousing Facility.

      9.21. Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, directly or indirectly, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or


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such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, other than:

                  (i) the consummation by the Borrower and its Subsidiaries of the transactions effected by the Loan Documents;

                  (ii) any employment arrangement entered into by such Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practices of such Borrower or such Subsidiary, as the case may be;

                  (iii) transactions between or among such Borrower and its
            Subsidiaries or between or among Subsidiaries of such Borrower, in each case to the extent otherwise permitted under the terms of the Loan Documents; and

                  (iv) the declaration and payment of dividends and the making of distributions to all holders of any class of capital stock of such Borrower or any of its Subsidiaries to the extent otherwise permitted under Section 10.8;

      9.22. Permitted Receivables Securitization. In the event that the Borrower shall enter into any Permitted Receivables Securitization, the Borrower shall maintain such Permitted Receivables Securitization (or a replacement Permitted Receivables Securitization on terms no less favorable to the Lenders than the facility so replaced), including without limitation availability of advances thereunder, on the terms and conditions approved by the Agent and the Required Lenders.


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

                                    ARTICLE X

                               Negative Covenants

      Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary or Restricted Subsidiary, as the case may be, to:

      10.1. Financial Covenants.

            (a) Fixed Charge Coverage. Cause, suffer or permit the Consolidated Fixed Charge Coverage Ratio as at the end of each Four-Quarter Period to be less than 1.25 to 1.00.

            (b) Leverage. Cause, suffer or permit the Consolidated Leverage Ratio as at the end of each Four-Quarter Period during the respective periods set forth below to be greater than the amount set forth opposite each such period:

                                                             Ratio Must
            Period                                           Not Exceed
            ------                                           ----------

      For the period ending
      February 28, 1998                                     3.90 to 1.00
      to and including May 30, 1998

      From May 31, 1998 to
      and including May 30, 1999                            3.75 to 1.00

      From May 31, 1999 and thereafter                      3.25 to 1.00

      10.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the board of directors of the Person to be (or whose assets are to be) acquired has not voted to, or recommended to its shareholders to, oppose such Acquisition and the requirements of Section 9.18 would be satisfied upon the consummation thereof, (ii) no Default or Event of Default shall exist and be continuing immediately prior to and immediately after giving effect to such Acquisition and if the Cost of Acquisition is in excess of $10,000,000, the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of Exhibit J prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a Restricted Subsidiary, or be merged into the Borrower or a Restricted Subsidiary, immediately upon


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

consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a Restricted Subsidiary), and (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred since the Closing Date, together with the aggregate amount of all other loans, advances and Investments described in Section 10.6(l) do not exceed the amount permitted under such Section 10.6(l).

      10.3. Liens. Incur, create or permit to exist any Lien with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, including the Borrower's interest in capital stock of each Subsidiary, other than

            (a) Liens created under the Security Instruments in favor of the Agent and the Lenders;

            (b) Liens existing as of the date hereof and as set forth in
      Schedule 10.3;

            (c) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 8.7, are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 8.7, are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (e) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

            (f) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not detract from the value of the property to


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

      which they attach or impair the use thereof to the Borrower or any Subsidiary in a manner which could have a Material Adverse Effect;

            (g) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Liens described in clauses (a) through (f) in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

            (h) Liens on certain property and assets of Jim Walter Homes and Mid-State (i) pursuant to the terms of the documentation evidencing the Mortgage-Backed Securities and the Mortgage Warehousing Facility or (ii) securing Indebtedness incurred under Section 10.4(d)(iii) (including for purposes of this clause (ii) Liens on Mid-State's residual beneficial interest in Mid-State Trust III constituting one of the MSH Trusts provided that such Lien is created in a transaction permitted under
      Section 10.16(ii));

            (i) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Indebtedness permitted by Section 10.4(g) incurred solely for the purpose of financing the acquisition, construction or improvement of such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price of such real property or equipment); provided, however, that no such Lien shall extend to or cover any property other than the real property or equipment being acquired, constructed or improved; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents;

            (j) Liens arising in connection with Capital Leases permitted under
      Section 10.4(k); provided that no such Lien shall extend to or cover any Collateral or any property or assets other than the assets subject to such Capital Leases; and

            (k) the replacement, extension or renewal of any Lien permitted under clauses (b), (h), (i) and (j) of this Section 10.3 solely upon or in the same property and assets theretofore subject thereto; provided that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents;

            (l) Liens on life insurance policies securing Indebtedness permitted under Section 10.4(n); and

            (m) Liens securing Indebtedness the amount of which Liens shall not exceed in the aggregate at any time $10,000,000 and the book value of the property securing such Indebtedness shall not exceed $12,500,000.


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

      10.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of the Borrower or its Subsidiaries, howsoever evidenced, except:

            (a) Indebtedness existing as of the Closing Date and as set forth in
      Schedule 8.6;

            (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

            (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (d) in the case of Mid-State and each MSH Trust, where applicable,

                  (i) non-recourse Indebtedness evidenced by the Mortgage-
            Backed Securities,

                  (ii) limited recourse Indebtedness created under the Mortgage
            Warehousing Facility, and

                  (iii) limited recourse Indebtedness resulting from the
            issuance of additional securities by one or more special purpose entities owned by Mid-State or in which Mid-State shall have the sole residual or beneficial interest, secured or otherwise supported by Mortgage Accounts, which securities shall not restrict the actions or businesses of any Borrower or any of its Subsidiaries (other than Mid-State) in any manner and shall not include terms requiring any guarantee or other credit support from or recourse to the Borrower or any of its Restricted Subsidiaries that are less favorable to the Borrower and its Restricted Subsidiaries than those contained in the Mortgage-Backed Securities; and

            (e) in the case of Jim Walter Homes, (A) Indebtedness resulting from the contingent obligations of Jim Walter Homes (1) to repurchase Mortgage Accounts pursuant to Section 3(b) of the Depositor Account Transfer Agreement, (2) to repurchase Foreclosure Accounts (as defined in the Depositor Account Transfer Agreement) pursuant to the terms of Section 4 of the Depositor Account Transfer Agreement and (3) to indemnify certain Indemnitees referred to in the Depositor Account Transfer Agreement for expenses incurred thereby on the terms set forth in Section 6 of the Depositor Account Transfer Agreement; provided that the amount of Indebtedness incurred under subclauses (e)(A)(1) and (e)(A)(3) shall not exceed $10,000,000 at any time, and (B) Indebtedness owed to Mid-State resulting from the receipt of proceeds from the issuance and sale of the Mortgage-Backed Securities or additional securities otherwise permitted under subclauses (d)(i) and (d)(iii) of this Section 10.4;


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

            (f) Indebtedness between the Borrower and its Subsidiaries and Indebtedness between Subsidiaries;

            (g) purchase money Indebtedness secured by Liens described in
      Section 10.3(i) not to exceed an aggregate outstanding amount at any time of $60,000,000;

            (h) Subordinated Payables;

            (i) Indebtedness arising in connection with Permitted Receivables Securitizations not to exceed $75,000,000 at any time;

            (j) Indebtedness arising from Rate Hedging Obligations (provided that such Indebtedness is incurred to limit risks of currency or interest rate fluctuations to which the Borrower and its Subsidiaries are otherwise subject by virtue of the operations of their businesses, and not for speculative purposes):

                  (i) of Unrestricted Subsidiaries; and

                  (ii) of the Borrower and its Restricted Subsidiaries in
            aggregate notional amount not to exceed $450,000,000 at any time;

            (k) Capital Leases in aggregate principal amount not at any time exceeding $20,000,000 in the aggregate;

            (l) additional Indebtedness for Money Borrowed of the Borrower or its Subsidiaries not otherwise covered by clauses (a) through (k) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (l) shall in no event exceed $30,000,000 at any time;

            (m) Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any Indebtedness incurred under clauses
      (a), (f), (g), (k) and (l) of this Section 10.4, provided, however, that the terms of any such extension, refunding or refinancing Indebtedness (and of any agreement entered into and of any instrument issued in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness so extended, refunded or refinanced and are otherwise expressly permitted under the terms of the Loan Documents, and provided further, however, that (1) the aggregate principal amount of such extended, refunding or refinancing Indebtedness shall not be increased above the outstanding principal amount thereof immediately prior to such extension, refunding or refinancing, (2) the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing and (3) immediately before and immediately after giving effect to any such extension, refunding or refinancing, no Default shall have occurred and be continuing;


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            (n) loans to a Credit Party against and secured by the cash surrender value of life insurance policies owned by such Credit Party, provided that the aggregate principal amount of such loan does not exceed the cash surrender value of the policy constituting security therefor;

            (o) Guaranties of Indebtedness permitted under this Section 10.4;
      and

            (p) surety bonds permitted under Section 10.3.

      10.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Restricted Subsidiary except:

            (a) dispositions of assets (including without limitation inventory, cash and Cash Equivalents) in the ordinary course of business;

            (b) sales of Mortgage Accounts by Jim Walter Homes and other Subsidiaries of the Borrower;

            (c) sales for the fair market value thereof (which shall be determined in the good faith judgment of the Borrower) of assets other than the capital stock of any Subsidiary of the Borrower (or any security exchangeable, exercisable or convertible into such capital stock) with the exception of J.W. Window Components, Inc., Southern Precision Corporation, Vestal Manufacturing Company, Walter Land Company, J.W. Walter, Inc., Hamer Properties, Inc., Land Holdings Corporaiton, J.W.I. Holdings Corporation , or Hamer Holdings, Inc., provided that (i) not less than 75% of the aggregate purchase price therefor is paid in cash, (ii) to the extent required hereunder, the proceeds of such sale are applied in accordance with the terms hereof to the Ratable Reduction of Term Loan Facilities, and (iii) immediately prior to and after giving effect to any such sale, no Default or Event of Default shall exist and be continuing hereunder;

            (d) dispositions for fair market value (which shall be determined in the good faith judgment of the Borrower) of equipment which, in the aggregate during any Fiscal Year, has an aggregate fair market value not in excess of $2,000,000 and 100% of the Net Cash Proceeds of which are used to acquire replacement equipment having at least equivalent value;

            (e) sales for fair market value (which shall be determined in the good faith judgment of the Borrower) of property, that is (i) substantially worn, damaged, obsolete or (ii), in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, provided that the aggregate fair market value of such property sold in any Fiscal Year shall not exceed $2,000,000;

            (f) sales of accounts receivable of Restricted Subsidiaries in connection with Permitted Receivables Securitizations;


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            (g) transfers or utilization of assets necessary to give effect to merger or consolidation transactions permitted by Section 10.7 and loans, advances and investments permitted by Section 10.6; and

            (h) sales of land by United Land Corporation, Walter Land Company, J.W. Walter, Inc. or Hamer Properties, Inc., the net proceeds of which are included in the computation of Consolidated Net Income.

      10.6. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Investments, except that Borrower and its Subsidiaries may maintain Investments or invest in the following:

            (a) securities of any Person acquired in an Acquisition permitted hereunder;

            (b) investments in Cash Equivalents;

            (c) investments existing as of the date hereof and as set forth in Schedules 8.4 and 8.5;

            (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

            (e) Investments in Guarantors, Foreign Subsidiaries and Tennessee Alloy Company; provided that the amount of Investments in Foreign Subsidiaries shall not exceed $10,000,000;

            (f) Subordinated Payables;

            (g) Net Cash Advances to Unrestricted Subsidiaries in an amount not to exceed $40,000,000 at any time after the Closing Date, on the condition that all of the proceeds of such Net Cash Advances are used solely to satisfy certain tax obligations and other administrative and operating expenses of the Unrestricted Subsidiaries incurred in the ordinary course of business, provided that immediately before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

            (h) investments in Rate Hedging Obligations permitted to be maintained under Section 10.4(j);

            (i) investments of Mid-State in special purpose entities created for the purpose of issuing asset-backed securities permitted under Section 10.4(d)(iii);


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            (j) investments of the Borrower or Restricted Subsidiaries in special purpose entities created in connection with Permitted Receivables Securitizations;

            (k) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

            (l) additional investments (including Acquisitions) in an aggregate amount not to exceed at any time the positive amount, if any, equal to the sum of (i) $60,000,000, (ii) 30% of the net cash proceeds actually received by the Borrower from equity contributions and issuances of its capital stock and (iii) 30% of Consolidated Net Income for each quarterly period ending after the Closing Date, minus any net loss in any quarterly period after the Closing Date; provided that (i) no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect to such Investment and (ii) to the extent such Investment shall constitute an Acquisition, the provisions of Sections
      10.2 and 9.19 shall be complied with; and

            (m) investments by Cardem and each of the MSH Trusts in the ordinary course of business and in conformity with their respective investment policies in effect from time to time.

      10.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or substantially all of its assets; provided, however, (i) any Restricted Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any Restricted Subsidiary of the Borrower, and (ii) any other Person may merge into or consolidate with the Borrower (so long as the Borrower is the survivor) or any Restricted Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 10.2; provided further that any resulting or surviving entity shall execute such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may reasonably require to evidence its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents;

      10.8. Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; provided, however, the Borrower may make the following Restricted Payments if prior to and immediately after giving effect thereto no Default or Event of Default shall exist and be continuing:

            (a) the purchase, redemption or other acquisition of capital stock of the Borrower acquired solely with the Net Issuance Proceeds of the issuance of other shares of capital stock of the Borrower having equal or inferior voting rights to the shares so acquired;


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            (b) Restricted Payments in an aggregate amount not to exceed the sum of $10,000,000 plus 50% of Consolidated Net Income for any Fiscal Year;
      and

            (c) repurchase shares of its capital stock with options or warrants in respect of any thereof) held by the officers, directors and employees of the Borrower or any Subsidiary, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements;

provided that not less than ten days prior to any Restricted Payment described in clauses (a), (b) and (c), the Borrower shall deliver to the Agent a certificate of an Authorized Representative describing such Restricted Payment in reasonable detail and including, in the case of a Restricted Payment described in clause (b), computations on a pro forma basis demonstrating that no Default or Event of Default shall occur as a result of such Restricted Payment.

      10.9. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

            (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

            (b) fail to comply with ERISA and other applicable laws with respect to the funding of liabilities arising under any Pension Plan; or

            (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived to the extent not permitted under ERISA or other applicable law; or

            (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

            (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

            (f) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

if, in the case of any occurrence described in clauses (a) through (f) above, such occurrence could reasonably be expected to have a Material Adverse Effect.


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      10.10. Fiscal Year. Change its Fiscal Year.

      10.11. Negative Pledge Clauses. Enter into or suffer to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

            (a) such provisions as are contained as of the Closing Date in Indebtedness described as of the Closing Date on Schedule 8.6;

            (b) such provisions as are contained in Indebtedness of any Subsidiary as of the date it becomes a Subsidiary of the Borrower in any transaction otherwise permitted hereunder;

            (c) such provisions as may be contained in any Indebtedness permitted hereunder to be issued under Section 10.4(m) to refinance or replace other Indebtedness, provided that the terms of such provisions shall be no less favorable to the Agent and the Lenders as were contained in the Indebtedness being refinanced or replaced; and

            (d) such provisions as are or may be imposed on the MSH Trusts or on other special purpose entities created in connection with the issuance of asset-backed securities permitted by Section 10.4(d)(iii) or in connection with any Permitted Receivables Securitization;

            (e) such provisions as may be contained in any Indebtedness permitted under Section 10.4(g), (i), (k) and (l) so long as such prohibition applies only to the assets acquired with the proceeds of such Indebtedness

            (f) provisions limiting Liens on property subject to a prior Lien permitted under Section 10.3(c), (d), (e), (g), (h) and (l).

      10.12. Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Payables, except that so long as no Default shall have occurred and be continuing or would result therefrom, repayments of advances by the Borrower to Mid-State, and Subordinated Payables;

      (b) amend, modify or change in any manner any term or condition of (i) the Mortgage-Backed Securities or any Indebtedness described on Schedule 8.6 as of the Closing Date, or (ii) the Mortgage Warehousing Facility, or (iii) any material lease, so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such facilities or agreements on the Closing Date.


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      10.13. Creation of New Subsidiaries. Create or acquire any new Subsidiary after the Closing Date other than Restricted Subsidiaries created or acquired in accordance with Section 9.19.

      10.14. Mid-State Rights in Mortgage Accounts. Except as permitted in
Section 10.16(ii), cause, suffer or permit Mid-State to grant any Lien on (i) the residual value of Mortgage Accounts transferred to any special purpose entity in connection with the Mortgage-Backed Securities, the Mortgage Warehousing Facility or the issuance of additional securities secured or supported by Mortgage Accounts, or (ii) its rights as servicer of Mortgage Accounts in any such transaction.

      10.15. Sale of Mid-State. Sell, transfer or otherwise dispose of all or any material portion of the assets of Mid-State, other than (i) the transfer by Mid-State of Mortgage Accounts to one or more special purpose entities in connection with the issuance of securities secured or supported by such Mortgage Accounts and otherwise permitted hereunder and (ii) the transfer by Mid-State of its residual beneficial interest in Mid State Trust III and the creation of a Lien thereon constituting one of the MSH Trusts to a new special purpose entity created in connection with the issuance of asset-backed securities permitted under Section 10.4(d)(iii), provided that the portion of the proceeds received by Mid-State in connection with such issuance and allocable to the transfer of such residual beneficial interest (which portion shall be established by the Borrower to the satisfaction of the Agent) shall immediately be advanced to the Borrower or a Restricted Subsidiary upon receipt thereof as a Subordinated Payable.

      10.16. Sales of Mortgage Accounts to Mid-State. Sell Mortgage Accounts to Mid-State on terms other than those substantially similar to the terms of sale provided in connection with the Mortgage-Backed Securities and the Mortgage Warehousing Facility.


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                                   ARTICLE XI

                       Events of Default and Acceleration

      11.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) and shall be continuing, that is to say:

            (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

            (b) if default shall be made in the due and punctual payment of any amount of any Obligation other than those described in clause (a) above, of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders, any Managing Agent or the Agent on the date on which the same shall be due and payable; or

            (c) if default shall be made in the performance or observance of any covenant set forth in Section 2.9, 9.7, 9.11, 9.19, 9.20, 9.24 or Article X; or

            (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or any other Loan Document (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or any of the chief financial officer, Vice President-Controller or Vice President-Treasurer (or other officer of different title exercising the same function) becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond a period of 30 days, or such lesser period, if any, specifically provided herein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any material Lien under the Security Instruments or any material provision of the Facility Guaranties ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed in writing or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or


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

            (e) if a default shall occur, which is not waived, (i) in the payment (after passage of any grace period) of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount in excess of $20,000,000 in the aggregate outstanding or in the case of a Rate Hedging Obligation a termination amount in excess of $20,000,000, or (ii) in the performance, observance or fulfillment of any term or covenant contained in or the occurrence of any other event specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, and such default or occurrence shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

            (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

            (g) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

            (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or


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

            (i) if one or more judgments or orders where the amount not satisfied or covered by insurance (or the amount as to which the insurer denies liability) is equal to or in excess of $15,000,000 is rendered against the Borrower or any Subsidiary, and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order and remain unstayed or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order shall not be in effect; or

            (j) if there shall occur a Change of Control; or

            (k) if Mid-State shall cease to be the "servicer" or Jim Walter Homes shall cease to be the "subservicer" on any mortgages securing any of the financings contemplated under Section 10.4(d);

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived, either or both of the following actions may be taken:

                  (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and

                  (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                  the Borrower shall, upon demand of the Agent or the Required
            Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future


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

            drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                  the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

      11.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

      11.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

      11.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

      11.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article XI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

            (a) amounts due to the Lenders pursuant to Sections 3.10, 4.3, 4.4 and 13.5;

            (b) amounts due to the Agent pursuant to Section 12.11;

            (c) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders based on their respective Applicable Commitment Percentages (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

            (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders in accordance with their


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

      respective Applicable Commitment Percentages (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

            (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 11.1(B);

            (f) amounts due to the Lenders pursuant to Sections 4.2(g), 9.15 and 13.9;

            (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

            (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

            (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.


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                                   ARTICLE XII

                                    The Agent

      12.1. Appointment. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

      12.2. Attorneys-in-fact. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      12.3. Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of any Credit Party to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of any Credit Party or to inspect the properties, books or records of the Borrower or its Subsidiaries.

      12.4. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The


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Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

      12.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

      12.6. No Representations. Each Lender expressly acknowledges that neither the Agent, any Managing Agent, NMSI nor any of their affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent, any Managing Agent or NMSI to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, any Managing Agent, NMSI or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of each Credit Party and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, any Managing Agent, NMSI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of each Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Credit Party which may come into the possession of the Agent or any of its affiliates.

      12.7. Indemnification. Each of the Lenders agree to indemnify the Agent in its capacity as such (to the extent required to be but not reimbursed by any Credit Party and without limiting


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

any obligations of any Credit Party), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the Facility Termination Date.

      12.8. Lender. The Agent, each Managing Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though it were not the Agent or Managing Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent and each Managing Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent or Managing Agent, as the case may be, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent and each Managing Agent in its individual capacity.

      12.9. Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section 12.9 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other Document executed pursuant to this Agreement; provided, however that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


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

      12.10. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article VI) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article VI), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 12.10 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment and Term Loan Commitment of each Lender and to the Total Revolving Credit Commitments and Total Term Loan Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 12.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      12.11. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as heretofore and from time to time hereafter agreed to by the Borrower and Agent in writing.


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

                                  ARTICLE XIII

                                  Miscellaneous

      13.1. Assignments and Participations. (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and (so long as no Default or Event of Default has occurred and is continuing) the Borrower, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order); provided, that (i) each such assignment with respect to the Revolving Credit Facility shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under the Revolving Credit Facility, Letter of Credit Facility and Swing Line Facility,
(ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute the applicable Assignment and Acceptance and the Borrower hereby agrees to execute a replacement Note or Notes to give effect to the assignment, (iii) in any case the amount of Revolving Credit Commitment and Letter of Credit Commitment, or the amount of Term Loan Commitment, as applicable, which shall be assigned is a minimum of $5,000,000 and, if greater, an amount which is an integral multiple of $1,000,000, (iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an affiliate of any Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $3,500 which fee shall not be reimbursed by the Borrower.

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 8.6(a) or Section 9.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, NMSI or such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action


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

under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

      (c) The Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender Assignment and Acceptance delivered to it in accordance with the terms of Section 13.1(a) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Revolving Credit Commitments, the Term Loan Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

      (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrower and without the payment of the administrative fee referred to in Section 13.1(a), any Note to any Federal Reserve Bank in accordance with applicable law.

      (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 and, if greater, an amount which is an integral multiple of $1,000,000, and shall include an allocable portion of such Lender's Participation, (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note, (B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment, either of the Term Loan Commitment or the Letter of Credit Commitment of the Lender granting the participation, and
(vi) the sale of any such participations which require


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Borrower to file a registration statement with the United States Securities and
Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

      (g) The Borrower may not assign, nor shall it permit any other Credit Party to assign, any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

      13.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

            (a)   if to the Borrower:

                  Walter Industries, Inc.
                  1500 N. Dale Mabry Highway
                  Tampa, Florida  33607
                  Attn: Chief Financial Officer
                  Telephone:  (813) 871-4811
                  Telefacsimile: (813) 871-4430

                  with a copy to:

                  Walter Industries, Inc.
                  1500 N. Dale Mabry Highway
                  Tampa, Florida  33607
                  Attn: Chief Financial Officer
                  Telephone:   (813) 871-4811
                  Telefacsimile: (813) 871-4430

                  Attn: Corporate Secretary
                  Telephone: (813) 871-4811
                  Telefacsimile: (813) 871-4430


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

            (b)   if to the Agent:

                  NationsBank, National Association
                  Independence Center, 15th Floor
                  101 North Tryon Street
                  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attention: Agency Services
                  Telephone:  (704) 388-2374
                  Telefacsimile:    (704) 386-9923

                  with a copy to:

                  NationsBank, National Association
                  400 North Ashley Drive
                  Tampa, Florida  33603
                  Attention: Corporate Finance Department
                  Telephone:  (813) 224-5242
                  Telefacsimile:  (813) 224-5948

            (c)   if to the Lenders:

                  At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

            (d) if to any Guarantor, at the address set forth on the signature page of the Facility Guaranty of such Guarantor.

      13.3. Setoff. The Borrower hereby authorizes the Agent and each Lender to apply all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, at any time or times with or without prior notice, or any part thereof, to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

      13.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

      13.5. Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

      13.6. Amendments. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by any Credit Party shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                  (i) which changes, extends or waives any provision of Section
            2.13, Section 3.6, Section 12.9 or this Section 13.6, reduces the amount of or the due date of any principal (including any scheduled installment thereof), any fees or any interest (or the rate thereof) payable on any Obligation, which changes the definition of "Required Lenders", which permits an assignment by any Credit Party of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases, decreases (other than pursuant to the express terms hereof) or extends (other than pursuant to the express terms hereof) the Revolving Credit Commitment, the Term Loan Commitment or Letter of Credit Commitment of any Lender, shall be effective unless in writing and signed by each of the Lenders directly affected thereby;

                  (ii) which waives or excuses any mandatory prepayment of the
            Revolving Credit Facility or the Term Loan Facility pursuant to
            Section 2.7 or 3.7(b), shall be effective unless with the written consent of each of the following: (i) the Lenders holding Revolving Loans representing a majority of the Revolving Credit Outstandings; and (ii) the Lenders holding Term Loan representing a majority of the Term Loan Outstandings under Term Loan;

                  (iii) which amends, modifies or waives Section 2.6, 2.7, or
            3.7, or the definition of "Ratable Reduction of Term Loan Facilities", or any required application, allocation or priority of application to facilities, in each case in a manner which would cause the holders of the Revolving Loans, Term Loans (each, an "Affected Class") to be treated in a manner less favorable as to ratable distribution of payments provided for therein as in effect immediately before giving effect to any such modification, amendment or waiver, unless with the prior written consent of the Lenders holding a majority of the Revolving Credit Outstandings or Term Loan Outstandings held by such members of such Affected Class;

                  (iv) which releases all or substantially all of the Collateral or all or substantially all of the obligations under the Facility Guaranties shall be effective unless with the written consent of the Lenders having Credit Exposures (as defined in the definition of Required Lenders) aggregating in excess of 66 2/3% of the aggregate Credit Exposures of all Lenders; or

                  (v) which affects the rights, privileges or obligations of
            NationsBank as provider of Swing Line Loans, shall be effective unless signed in writing by NationsBank;

                  (vi) which affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank; or

                  (vii) which affects the rights, privileges, immunities or
            indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

      13.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

      13.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders, the Agent or NMSI or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

      13.9. Indemnification; Limitation of Liability. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent, NMSI and each Lender and each of their respective affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with (i) any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries or Affiliates of all or a portion of the capital stock or substantially all of the assets of any other Person, (ii) the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan (including any Swing Line Loan) or Letter of Credit, or (iii) any case or proceeding involving the Borrower or any Subsidiary or Affiliates pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law whether or not such action is brought against the Agent, NMSI or any Lender, the shareholders or creditors of any of such Persons or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.

      13.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

      13.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

      13.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

      13.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      13.14. Governing Law; Waiver of Jury Trial.

            (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

            (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION

      13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

            (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

            (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                         [Signatures on following pages]

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                    WALTER INDUSTRIES, INC.
WITNESS:

                                    By:    /s/ F.A. Hult
                                       ----------------------------------------
                                    Name:  F.A. Hult
                                    Title: Vice President

                                    NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Agent for the Lenders


                                    By:    /s/ Miles C. Dearden III
                                       ----------------------------------------
                                    Name:  Miles C. Dearden III
                                    Title: Senior Vice President



                                    NATIONSBANK, NATIONAL ASSOCIATION


                                    By:    /s/ Miles C. Dearden III
                                       ----------------------------------------
                                    Name:  Miles C. Dearden III
                                    Title: Senior Vice President


                              Lending Office:
                                    NationsBank, National Association
                                    101 North Tryon Street
                                    Independence Center, 15th Floor
                                    NC1-001-15-04
                                    Charlotte, North Carolina  28255
                                    Attention: Agency Services
                                    Telephone: (704) 388-2374
                                    Telefacsimile: (704) 386-9923

                              Wire Transfer Instructions:
                                    NationsBank, National Association
                                    Tampa, Florida
                                    ABA# 063100277
                                    Account No.: 136621-2163
                                    Reference: Walter Industries, Inc.
                                    Attention: Corporate Credit Support

                                    EXHIBIT A

                        Applicable Commitment Percentages

                          I. Revolving Credit Facility

                              Revolving                        Applicable
                              Credit                           Commitment
Lender                        Commitment                       Percentage
------                        ----------                       ----------

NationsBank, National         $350,000,000.00                     100%
Association


                             II. Term Loan Facility

                                                               Applicable
                              Term Loan                        Commitment
Lender                        Commitment                       Percentage
------                        ----------                       ----------

NationsBank, National         $450,000,000.00                     100%
Association

                                   EXHIBIT B-1

                        Form of Assignment and Acceptance

                             DATED ____________, __

      Reference is made to the Credit Agreement dated as of October 15, 1997 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

      _______________ (the "Assignor") and ___________________ (the "Assignee")
agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______%(1) interest in and to all of the Assignor's rights and obligations under the Agreement in respect of the Revolving Credit Facility and Participations as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date, and evidenced by the Revolving Note and each of the Term Notes held by the Assignor.

      2. The Assignor (i) represents and warrants that, as of the date hereof,
(A) the aggregate principal amount of Revolving Loans owing to it (without giving effect to the assignments thereof which have not yet become effective) is $__________ under a Revolving Note dated ____________, ____ in the principal amount of $_________ and (B) the aggregate principal amount of the Participations purchased by it (without giving effect to the assignments thereof which have not yet become effective) is $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto;
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary or any other Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches hereto the Revolving Note referred to in paragraph 1 above and requests that the Agent exchange such Note for a replacement Note as follows: a Revolving Note dated _____________, ____ in the principal amount of

----------
      (1) Specify percentage in no more than 4 decimal points.


                                      B-1-1

$________________ payable to the order of the Assignor, and a Revolving Note dated _____________, ____ in the principal amount of $________________ payable to the order of the Assignee.

      3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, NMSI or the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

      4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent together with the transfer fee payable under Section 13.1(a) of the Agreement in connection therewith for acceptance and recording in the Register by the Agent pursuant to
Section 13.1(c) of the Agreement.

      5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

      6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.


                                      B-1-2

      7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Florida.

                                    [NAME OF ASSIGNOR]

                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                    Notice Address:_____________________________
                                                   _____________________________
                                                   _____________________________
                                    After the Effective Date:
                                    Outstanding Revolving Loans:$______
                                    Outstanding LC
                                      Participations:    $___________
                                    Outstanding Swing Line
                                      Participations:    $___________

                                    [NAME OF ASSIGNEE]

                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                    Notice Address/Lending Office
                                                   _____________________________
                                                   _____________________________
                                                   _____________________________
                                    Wire transfer Instructions:
                                                   _____________________________
                                                   _____________________________
                                                   _____________________________

                                    After the Effective Date
                                    Outstanding Revolving Loans:$______
                                    Outstanding LC
                                      Participations:    $___________
                                    Outstanding Swing Line
                                      Participations:    $___________


                                      B-1-3

                                    Accepted this ____ day of _______, ______
                                    NATIONSBANK, NATIONAL ASSOCIATION, as Agent

                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Consented to:

WALTER INDUSTRIES, INC.


By:______________________________
   Name:_________________________
   Title:________________________


                                      B-1-4

                                   EXHIBIT B-2

                        Form of Assignment and Acceptance

                         DATED ___________________, ____

      Reference is made to the Credit Agreement dated as of October 15, 1997 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

      ________________ (the "Assignor") and __________________ (the "Assignee")
agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______%(1) interest in and to all of the Assignor's rights and obligations under the Agreement in respect of the Term Loan Facility as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date and evidenced by the Term Note.

      2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amount of the Term Loan owing to it (without giving effect to assignments thereof which have not yet become effective) is $________ under a Term Note dated __________, ____ in the principal amount of $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary or any other Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches hereto the Term Note referred to in paragraph 1 above and requests that the Agent exchange such Note for replacement Notes as follows: a Term Note dated _____________, ____ in the principal amount of $______________, payable to the order of the Assignor, and a Term Note dated _____________, ____ in the principal amount of $______________, payable to the order of the Assignee.

----------
      (1)   Specify percentage in no more than 4 decimal points.


                                      B-2-1

      3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, NMSI or the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

      4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent together with the transfer fee payable under Section 13.1(a) of the Agreement in connection therewith for acceptance and recording in the Register by the Agent pursuant to
Section 13.1(c) of the Agreement.

      5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

      6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Florida.

                                    [NAME OF ASSIGNOR]

                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                    Notice Address:_____________________________
                                                   _____________________________
                                                   _____________________________
                                    After the Effective Date:


                                      B-2-2

                                    Outstanding Term Loan: $_________

                                    [NAME OF ASSIGNEE]

                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                    Notice Address/Lending Office
                                                   _____________________________
                                                   _____________________________
                                                   _____________________________
                                    Wire transfer Instructions:
                                                   _____________________________
                                                   _____________________________
                                                   _____________________________

                                    After the Effective Date
                                    Outstanding Term Loan: $_________


                                      B-2-3

                                    Accepted this ____ day of _______, ___
                                    NATIONSBANK, NATIONAL ASSOCIATION, as Agent

                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Consented to:

WALTER INDUSTRIES, INC.

By:______________________________
   Name:_________________________
   Title:________________________


                                      B-2-4

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

      Reference is hereby made to the Credit Agreement dated as of October 15, 1997 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

      The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address            Office             Specimen Signature

_________________     _______________________     __________________________
_________________
_________________

_________________     _______________________     __________________________
_________________
_________________

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

      This the ___ day of __________________, ____.

                                          WALTER INDUSTRIES. INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                   EXHIBIT D-1

                            Form of Borrowing Notice

To:   NationsBank, National Association,
      as Agent
      Independence Center, 15th Floor
      NC1-001-15-04
      Charlotte, North Carolina  28255
      Attention: Agency Services
      Telefacsimile:  (704) 386-9923

      Reference is hereby made to the Credit Agreement dated as of October 15, 1997 (the "Agreement") among Walter Industries, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

      The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan            Interest        Aggregate
(check one)             Period(1)       Amount(2)          Date of Loan(3)
-----------             ------          ------             ------------

Revolving Loan
Base Rate Loan            ______        _________           ____________

Eurodollar Rate Loan      ______        _________           ____________

----------
(1)   For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $5,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3)   At least three (3) Business Days later if a Eurodollar Rate Loan;

      The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

      The undersigned hereby certifies that:

      1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and


                                      D-1-1

      2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section
9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties; and

      3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                                    WALTER INDUSTRIES, INC.


                              BY: ___________________________________
                                       Authorized Representative

                              DATE: _________________________________


                                      D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:   NationsBank, National Association,
      Independence Center, 15th Floor
      NC1-001-15-04
      Charlotte, North Carolina  28255
      Attention: Agency Services
      Telefacsimile:  (704)386-9923

      Reference is hereby made to the Credit Agreement dated as of October 15, 1997 (the "Agreement") among Walter Industries, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

      The Borrower through its Authorized Representative hereby gives notice to NationsBank that a Swing Line Loan of the amount set forth below be made on the date indicated:

                       Amount(1)        Date of Loan
                       ---------        ------------

                       ---------        ----------, ----


----------
(1) Must be $500,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.

      The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows:
[insert transmittal instructions] ________.

      The undersigned hereby certifies that:

      1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

      2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section
9.1 of the Agreement (it being understood that any financial statements delivered


                                      D-2-1
pursuant to Section 9.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties; and

      3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                                            WALTER INDUSTRIES, INC.


                                      BY: ___________________________________
                                              Authorized Representative

                                      DATE: _________________________________


                                      D-2-2

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:   NationsBank, National Association,
      as Agent
      Independence Center, 15th Floor
      NC1-001-15-04
      Charlotte, North Carolina  28255
      Attention: Agency Services
      Telefacsimile:  (704) 386-9923

      Reference is hereby made to the Credit Agreement dated as of October 15, 1997 (the "Agreement") among Walter Industries, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

      The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan or Segment and Interest
Period:

Type of Loan            Interest        Aggregate
(check one)             Period(1)       Amount(2)          Date of Loan(3)
-----------             ------          ------             ------------

Revolving Loan
Base Rate Loan            ______        _________           ____________

Eurodollar Rate Loan      ______        _________           ____________

Term Loan Segment
Base Rate Segment         ______        _________           ____________

Eurodollar Rate
Segment                   ______        _________           ____________

----------

(1)   For any Eurodollar Rate Loan or Segment, one, two, three or six months.
(2) Must be $5,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3) At least three (3) Business Days later if a Eurodollar Rate Loan or Eurodollar Rate Segment;

                                       WALTER INDUSTRIES, INC.

                                       BY: ________________________________
                                              Authorized Representative

                                       DATE: ______________________________

                                   EXHIBIT F-1

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)


$--------------                                        ---------, --------------

                                                                 ------ --, ----


      FOR VALUE RECEIVED, WALTER INDUSTRIES, INC., a Delaware corporation having its principal place of business located in Tampa, Florida (the "Borrower"), hereby promises to pay to the order of ________________________________________, its successors and registered assigns (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 15, 1997 among the Borrower, the financial institutions party thereto as lenders (collectively, the "Lenders"), the Agent and certain financial institutions as managing agents (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article III of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

      If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 3.2 (a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

      Interest hereunder shall be computed as provided in the Agreement.

      This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 13.1(c) of the Agreement.

      All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

      IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                            WALTER INDUSTRIES, INC.

WITNESS:

______________________                 By: _______________________________
                                       Name: _____________________________
                                       Title: ____________________________

                                   EXHIBIT F-2

                                Form of Term Note

                                 Promissory Note
                                   (Term Loan)


$----------------                                             --------, --------

                                                                 ------ --, ----

      FOR VALUE RECEIVED, WALTER INDUSTRIES, INC., a Delaware corporation having its principal place of business located in Tampa, Florida (the "Borrower"), hereby promises to pay to the order of ___________________________________ , its successors and registered assigns (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 15, 1997 among the Borrower, the financial institutions party thereto as lenders (collectively, the "Lenders"), the Agent and certain financial institutions as managing agents (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _____________________ DOLLARS ($______________), such amount of principal to be payable on the respective dates and in the respective amounts provided for in Sections 2.3(a) and 2.13 of the Agreement or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

      If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.4 of the Agreement. Further, in the event of such acceleration, this Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

      Interest hereunder shall be computed as provided in the Agreement.


                                      F-2-1

      This Term Note is one of the Term Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan evidenced hereby was made and is to be repaid. This Term Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 13.1(c) of the Agreement.

      All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.


                                      F-2-2

      IN WITNESS WHEREOF, the Borrower has caused this Term Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                             WALTER INDUSTRIES, INC.

WITNESS:

______________________                 By: _________________________________
______________________                 Name: _______________________________
                                       Title: ______________________________


                                      F-2-3

                                    EXHIBIT G

               Form(s) of Opinion(s) of Counsel to Credit Parties


                                  See attached.

                                    EXHIBIT H

                             Compliance Certificate

NationsBank, National Association,
as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile: (704) 386-9923

NationsBank, National Association,
as Agent
400 North Ashley Drive
Tampa, Florida 33603
Attention: Corporate Banking Department
Telefacsimile: (813) 224-5948

      Reference is hereby made to the Credit Agreement dated as of October 15, 1997 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.    Calculations:

                             [Insert as Appropriate]

2.    No Default

                  A. Since __________ (the date of the last similar
            certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article XI of the Agreement has occurred and is continuing.

                  B. If a Default or Event of Default has occurred since
            __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:__________________________

            ____________________________________________________________________
            ___________________________________________________.
                  (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

      The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the Agreement.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ____.


                                       By:________________________________
                                          Authorized Representative
                                       Name:______________________________
                                       Title:_____________________________

                                    EXHIBIT I

                   Form of Facility Guaranty for Subsidiaries

      THIS GUARANTY AND SURETYSHIP AGREEMENT (the "Guaranty Agreement" or the "Guaranty"), dated as of __________ __, ____, is made by each of the undersigned (each a "Guarantor" and collectively the "Guarantors") to NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, Documentation Agent and Syndication Agent (the "Agent") for each of the lenders now or hereafter party to the Credit Agreement (as defined below) (each a "Lender" and collectively the "Lenders").

                              W I T N E S S E T H:

      WHEREAS, the Agent and the Lenders have agreed to provide to Walter Industries, Inc., a Delaware corporation (the "Borrower") two term loan facilities, a revolving credit facility and letter of credit and swing line subfacilities pursuant to the terms of that certain Credit Agreement dated as of October 15, 1997 among the Borrower, the Agent and the Lenders (as from time to time amended, modified or supplemented, the "Credit Agreement"); and

      WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower; and

      WHEREAS, as a condition to entering into the Credit Agreement and continuing to make any loans or advances or to issue letters of credit thereunder, each Guarantor is required to guarantee to the Agent and the Lenders payment of the Borrower's Liabilities (as hereinafter defined) in accordance with the terms of this Agreement; and

      WHEREAS, each Guarantor will materially benefit from the loans and advances to be made, and the letters of credit to be issued, under the Credit Agreement, and each Guarantor is willing to enter into this Guaranty to provide an inducement for the Lenders and the Agent to continue to make loans and advances, and to issue letters of credit, under the Credit Agreement.

      NOW, THEREFORE, in order to induce the Lenders and the Agent to make loans and advances to the Borrower, and to issue letters of credit for the account of the Borrower, under the Credit Agreement, each Guarantor agrees as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      2. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Agent and the Lenders the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and
(b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith. Each Guarantor's obligations to the Agent and the Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of each Guarantor with respect to the Guarantors' Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined). The "Maximum Amount" means the greater of (X) the aggregate amount of all Advances to such Guarantor made directly or indirectly with the proceeds of Loans and not theretofore repaid by such Guarantor or (Y) 95% of (i) the fair salable value of the assets of such Guarantor as of the date hereof minus (ii) the total liabilities of such Guarantor (including contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty and any other Loan Documents executed by such Guarantor) as of the date hereof; provided further, however, that if the calculation of the Maximum Amount in the manner provided above as of the date payment is required of such Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number.

      Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.

      3. Payment. If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor, upon demand thereof by the Agent or its successors or assigns, will AS OF THE DATE OF THE AGENT'S DEMAND fully pay to the Agent, for the benefit of the Lenders, subject to any restriction set forth in Section 2 hereof, an amount equal to all Guarantor's Obligations then due and owing.

      4. Unconditional Obligations. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the

Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

      5. Currency and Funds of Payment. Each Guarantor hereby guarantees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Agent or any Lender with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

      6. Events of Default. In the event that (a) there shall occur an Event of Default under the Credit Agreement; (b) any default shall occur in the payment of amounts due hereunder; or (c) any other default shall occur hereunder which remains uncured or unwaived for a period of thirty (30) days (each of the foregoing an "Event of Default" hereunder); then notwithstanding any collateral available to the Agent or the Lenders from the Borrower or any Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantors' Obligations shall immediately become due and payable.

      7. Suits. Each Guarantor from time to time shall pay to the Agent for the benefit of the Lenders, on demand, at the Agent's place of business set forth in the Credit Agreement or such other address as the Agent shall give notice of to the Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Agent or any Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

      8. Set-Off and Waiver. Each Guarantor waives any right to assert against the Agent and the Lenders as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower, the Agent or the Lenders, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Agent or any Lender employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Agent, for the benefit of the Lenders, on demand.

      9. Waiver; Subrogation.

      (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement, the Notes or the other Loan Documents, or any amendments, modifications, or supplements thereto, or replacements or extensions thereof;
(iii) the Agent, the Lenders or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Agent or the Lenders heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Agent or the Lenders heretofore, now or at any time hereafter accepting from the Borrower or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same in whole or in part. Each Guarantor agrees that the Agent and each Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Agent and each Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

      (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to such Guarantor without the Agent being required, each Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY EACH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower or any other Person on account of the Borrower's Liabilities or any guaranty thereof. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent's or any Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 9.

      (c) Each Guarantor further agrees with respect to this Guaranty Agreement that such Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities until such time as all of the Obligations of the Borrower are fully, finally and irrevocably paid and satisfied.

      10. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date of the initial Advance under the Credit Agreement, and shall continue in full force and effect until the Borrower's Obligations (other than obligations in the nature of continuing indemnities and liability for expenses which are not yet due and payable, which shall survive as an obligation guarantied by the Guarantors hereunder notwithstanding any termination hereof) are fully, finally and irrevocably paid and satisfied, the Lenders shall be under no further obligation to advance funds or issue Letters of Credit and there shall be no Letters of Credit outstanding. The Agent shall give each Guarantor written notice of such termination at each Guarantor's address set forth below such Guarantor's execution hereof on the signature pages of this Guaranty or such other address for the Guarantor as such Guarantor shall give notice to the Agent in the manner provided for the giving of notices under the Credit Agreement (the "Guarantor's Address"). This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Agent and the Lenders may at any time hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Agent or any Lender by written notice directed to any one or more or all of the Guarantors at the applicable Guarantor's Address.

      11. Representations and Warranties. Each Guarantor warrants and represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its charter or governance documents or any agreement to which such Guarantor is a party, or any law, order, rule, regulation, decree or award of any applicable Governmental Authority or arbitral body.

      12. Expenses. Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent or any Lender in connection with the enforcement of this Guaranty Agreement.

      13. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or any other Loan Document or this Guaranty Agreement is rescinded or must be restored for any reason.

      14. Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

      15. Reliance. Each Guarantor represents and warrants to the Agent, for the benefit of the Agent and the Lenders, that: (a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs and has full and complete access to Borrower's books and records; (b) such Guarantor is not relying on the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Agent, any Co-Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counselling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Agent, any Co-Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Borrower or Borrower's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

      16. Governing Law.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

            (b) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            (c) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE GUARANTOR'S ADDRESS (AS HEREIN DEFINED) FOR EACH GUARANTOR AND AT THE ADDRESS OF SUCH OTHER PARTY PROVIDED IN SECTION 12.02 OF THE CREDIT AGREEMENT OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

            (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

            (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED

      BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement on the day and year first written above.


                                       GUARANTORS:


WITNESS:                               By:______________________________________
                                       Name:____________________________________
______________________                 Title:___________________________________

______________________                 Address for Notices:

                                       _________________________________________
                                       _________________________________________
                                       _________________________________________
                                       Telefacsimile:   /   -


WITNESS:                               By:______________________________________
                                       Name:____________________________________
______________________                 Title:___________________________________

______________________                 Address for Notices:

                                       _________________________________________
                                       _________________________________________
                                       _________________________________________
                                       Telefacsimile:   /   -

                                     AGENT:

                                       NATIONSBANK, NATIONAL ASSOCIATION,
                                         as Agent for the Lenders


                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________